UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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TRONOX LIMITED
(ACN 153 348 111)
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRONOX LIMITED (ACN 153 348 111) Lot 22 Mason Road Kwinana Beach, WA, Australia 6167

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, May 25, 2016, at 9:00 a.m., U.S. Eastern Daylight Time

Place	Stamford Marriott Hotel
243 Tresser Boulevard
Stamford, CT 06901, USA

Items of Business	(1) Election of Class A Directors and Class B Directors
(2) Ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm
(3) Advisory vote on executive compensation
(4) Approval of the Tronox Limited Management Equity Incentive Plan, as amended
(5) Receipt and consideration of Annual Financial Report for year ended December 31, 2015 and reports of the directors and auditors thereon
(6) Such other business that may properly come before the Annual Meeting

Record Date	May 23, 2016, at 5:00 p.m., U.S. Eastern Daylight Time

Proxies	Each shareholder may appoint a proxy or attorney to attend the Annual Meeting and vote on the shareholder’s behalf. A shareholder entitled to cast two or more votes at the Annual Meeting is entitled to appoint two proxies. The shareholder may specify the proportion or number of votes that the proxy may exercise. A proxy need not be a shareholder of the Company.

An appointment of a proxy or an attorney is not effective unless (i) in the case of a proxy, the proxy appointment form and, if it is signed or otherwise authenticated by the shareholder’s attorney, the authority under which the appointment is signed (or a certified copy of the authority); or (ii) in the case of an attorney, the power of attorney (or certified copy of it) is received by the Company no later than 11:59 p.m., U.S. Eastern Daylight Time, on May 24, 2016, either by online submission to the Company’s proxy tabulator, mail to 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA, or P.O. Box 305, Kwinana, Western Australia, Australia, 6966 or faxed to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia).

A body corporate which is a shareholder, or which has been appointed as a proxy, may appoint an individual to act as its representative at the Annual Meeting. The representative should bring to the Annual Meeting evidence of his or her appointment, including any authority under which it is signed, unless it has previously been given to the Company.

Richard L. Muglia
Senior Vice President,
General Counsel and Secretary
April 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY MAY 25, 2016

This Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report is available at
https://materials.proxyvote.com/Q9235V.
Except as stated otherwise, information on our website is not part of this Proxy Statement.

PROXY SUMMARY

We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

2015 Performance Highlights

The Company’s results for 2015 reflect continued challenging market conditions.

•	We had total revenue of $2.1 billion and adjusted EBITDA of $272 million, with Tronox Alkali generating adjusted EBITDA of $129 million in the three quarters of 2015;
•	Our shareholders were paid dividends totaling $117 million in 2015;
•	On April 1, we acquired the Alkali Chemicals business of FMC Corporation in a cash transaction of $1.64 billion;
•	We ended fiscal year 2015 with approximately $229 million of cash and $530 million of liquidity;
•	2015 Operational Excellence targets were exceeded with $90 million of cash from cost reductions (after costs to achieve) and $98 million of cash from working capital reductions;
•	Fairbreeze mine began operations ahead of schedule in the fourth quarter of 2015; and
•	2015 was the safest year on record for our Alkali and TiO2 businesses.

Please refer to “Management’s Discussion & Analysis of Financial Condition and Results of Operations – Non-U.S. GAAP Financial Measures” on page 56 of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 24, 2016, for a reconciliation of adjusted EBITDA to the most directly comparable U.S. GAAP financial measures.

Meeting Agenda Items

Proposal 1—Election of Class A and Class B Directors

Holders of Class A Shares are being asked to elect six directors, and holders of Class B Shares are being asked to elect three directors. Each of our current Class A directors and Class B directors is standing for reelection to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified.

PROXY SUMMARY

SUMMARY INFORMATION ABOUT OUR DIRECTORS

	AGE (1)	DIRECTOR SINCE	CURRENT OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS
CLASS A DIRECTORS					A	HRC	CG	NSC
Thomas Casey	64	2011	Chairman and CEO, Tronox Limited
Andrew P. Hines	76	2011	Principal, Hines & Associates	X	C
Wayne A. Hinman	69	2011	Former Vice President and General Manager, Worldwide Merchant Gases, Air Products & Chemicals, Inc.	X		M	C	C
Peter Johnston	65	2012	Former Global Head of Nickel Assets, Glencore	X			M	M
Ilan Kaufthal	68	2011	Chairman, East Wind Advisors	X	M	M	M	M
Jeffry N. Quinn	57	2011	Chairman, Chief Executive Officer, The Quinn Group, LLC and Quinpario Partners, LLC	X		C
CLASS B DIRECTORS
Daniel Blue	63	2012	Attorney	X	M	M	M
Wim de Klerk	52	2012	Finance Director, Exxaro Resources
Sipho Nkosi	61	2012	Former CEO, Exxaro Resources
(1)	As of May 25, 2016
A	Audit Committee	NSC	Nominating Sub Committee
HRC	Human Resources and Compensation Committee	C	Chair
CG	Corporate Governance Committee	M	Member

SUMMARY INFORMATION ABOUT OUR 2015 BOARD AND COMMITTEE MEETINGS

	MEMBERS	INDEPENDENCE	MEETINGS
Full Board	9	67%	12
Audit	3	100%	9
Human Resources and Compensation	4	100%	4
Corporate Governance	4	100%	3
Nominating Subcommittee	3	100%	1

VOTING RECOMMENDATIONS

Proposal 1(a)—Election of Class A Directors

Each Class A Director nominee is elected annually by holders of Class A Shares.

PROPOSAL 1(a) RECOMMENDATION: Our board recommends a vote FOR the election of the Class A Director nominees.

See “Proposal 1—Election of Class A Directors and Class B Directors—Proposal 1(a)” for more information.

Proposal 1(b)—Election of Class B Directors

Each Class B Director nominee is elected annually by the holders of Class B Shares.

We expect the holder of our Class B Shares to reelect each of Mr. Nkosi, Mr. de Klerk and Mr. Blue at the Annual Meeting.

See “Proposal 1—Election of Class A and Class B Directors—Proposal 1(b)” for more information.

Proposal 2—Ratification of Existing Independent Registered Public Accounting Firm

The accounting firm of PricewaterhouseCoopers LLP (“PwC”) has been selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. Although the selection of accounting firms does not require ratification as the shareholders have previously approved such appointment, the Board of Directors has directed that the appointment of PwC be submitted to the

PROXY SUMMARY

shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance. A representative of PwC will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

PROPOSAL 2 RECOMMENDATION: Our board recommends a vote FOR this proposal.

See “Proposal 2—Ratification of Existing Independent Registered Public Accounting Firm” for more information.

Proposal 3—Advisory Approval of Our Executive Compensation (Say on Pay)

We are asking shareholders to approve on an advisory basis our Named Executive Officer compensation. We hold this advisory vote on an annual basis. The next such advisory vote will be at the 2017 annual meeting.

PROPOSAL 3 RECOMMENDATION: Our board recommends a vote FOR this proposal.

See “Proposal 3—Advisory Vote on Executive Compensation (“Say-on-Pay”)” for more information.

The approval of Proposals 1, 2 and 3 requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and actually cast on each such specific Proposal. Abstentions and broker non-votes will have no effect on the approval of Proposals 1, 2 and 3. Proposal 3 is considered a non-binding advisory vote.

Proposal 4— Approval of the Tronox Limited Management Equity Incentive Plan, as amended

We are seeking shareholder approval with respect to the Tronox Limited Management Equity Incentive Plan, as amended. The affirmative vote of the holders of a majority of the votes cast will be required for approval of the Tronox Limited Management Equity Incentive Plan, as amended, meaning the votes cast “for” must exceed the votes cast “against.” In addition, because we are a NYSE listed company, the total votes cast on this proposal must represent greater than 50% of the outstanding votes. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast, but count as outstanding votes. Thus the total sum of the vote “for” plus votes “against”, plus abstentions, hereinafter referred to as the “NYSE votes cast” must be greater than 50% of the total outstanding votes. Further, the number of votes “for” the proposal must be greater than 50% of the NYSE votes cast. Thus, abstentions have the same effect as a vote against the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE votes cast represent over 50% of the outstanding votes.

PROPOSAL 4 RECOMMENDATION: Our board recommends a vote FOR this proposal.

See “Proposal 4— Approval of the Tronox Limited Management Equity Incentive Plan, as amended” for more information.

TRONOX LIMITED

Lot 22 Mason Road
Kwinana Beach, Western Australia, 6167, Australia
PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2016

GENERAL INFORMATION

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tronox Limited (the “Board of Directors” or the “Board”) for use at our 2016 Annual Meeting of Shareholders. In this proxy statement, references to “Tronox,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Tronox Limited and “Annual Meeting” refers to the annual general meeting of the shareholders of Tronox Limited, unless the context of a particular reference provides otherwise. In the proxy statement references to “shares” refer to ordinary shares of Tronox Limited, including Class A ordinary shares (“Class A Shares”) and Class B ordinary shares (“Class B Shares”).

2016 Annual Meeting Date and Location

Tronox’s 2016 Annual Meeting will be held at the Stamford Marriott Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA on Wednesday, May 25, 2016 at 9:00 a.m., U.S. Eastern Daylight Time, or at such other time and place to which the Annual Meeting may be adjourned. For directions to the Annual Meeting, contact us at +1 (203) 705-3800. References in this proxy statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

These materials were first sent or made available to shareholders on, or about, April 8, 2016. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs, if any. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this proxy statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Card for you to use.

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

GENERAL INFORMATION

Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.

Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold Tronox Limited ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox Limited to vote those shares with respect to any proposals other than Proposal 2, the ratification of our existing independent registered public accounting firm, without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Annual Meeting are considered routine matters under the New York Stock Exchange (“NYSE”) Rule 452 and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters. Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Tronox Limited or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.

Procedural Matters

Only holders of shares as of 5:00 p.m., U.S. Eastern Daylight Time, on May 23, 2016 will be entitled to attend and to vote at the Annual Meeting. As of March 31, 2016, there were 64,999,095 Class A Shares outstanding and 51,154,280 Class B Shares outstanding. Holders of Class A Shares and Class B Shares can vote on all the proposals except that only holders of Class A Shares can vote on the election of Class A Directors and only holders of Class B Shares (currently, Exxaro Resources Limited) can vote on the election of Class B Directors. Each of our Class A Shares and our Class B Shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.

Voting Procedures

Registered Shareholders: Registered shareholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., U.S. Eastern Daylight Time, on May 24, 2016.

By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope to Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or Tronox Limited, P.O. Box 305, Kwinana, Western Australia, Australia, 6966. All mailed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on May 24, 2016.

By Fax. You may indicate your vote by completing, signing and dating your proxy card and returning it by fax to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia). All faxed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on May 24, 2016.

GENERAL INFORMATION

“Street-name” Shareholders: Shareholders whose shares are held in “street-name” by a broker or other nominee may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

In Person with a Proxy from the Record Holder. A street-name shareholder who wishes to vote in person at the meeting will need to obtain a legal proxy from their bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Tabulation of Votes

Votes cast by proxy or in person at the meeting will be tabulated by a proxy tabulator.

Quorum Requirements and Effect of Abstention and Broker Non-Votes

A shareholder present in person, or by proxy, attorney or representative at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are “non-routine” matters under NYSE rules except ratification of our existing independent registered public accounting firm (Proposal 2). Our Constitution requires that a quorum of shareholders—the holders of a majority of outstanding shares—be present or represented by proxy to conduct business at the Annual Meeting. Holders of Class A Shares and Class B Shares are counted together to determine whether a quorum is present.

Although abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum, they will not be counted as votes in favor of or against the election of the director nominees or other proposals. Accordingly, a depository cannot cast a vote in favor of or against the election of director nominees absent instruction from the underlying beneficial owner.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation to our Secretary; or,
•	Attending the Annual Meeting and voting in person.

If your ordinary shares are held beneficially in street-name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

GENERAL INFORMATION

Vote Confidentiality

Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law.

Annual Meeting Admission

Attendance at the Annual Meeting is limited to shareholders (or their proxies, attorneys or representatives) and a guest. Admission to the Annual Meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m., U.S. Eastern Daylight Time, on May 25, 2016, and you will be asked to present a valid picture identification and proof of Tronox share ownership as of the record date. If you hold Tronox shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the record date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Daylight Time, on May 24, 2016 to our Company’s address set forth on page 1 of the Notice of Annual General Meeting of Shareholders. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the Annual Meeting or any other related areas. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting room, they may not be used at any time.

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

Tronox’s business and affairs are managed under the direction of our Board of Directors, which is currently comprised of nine members. The size of our board shall not be less than three, and for so long as the Class B Voting Interest is at least ten percent, the number of Directors must be nine, three of whom are Class B Directors elected by the holder of our Class B Shares. Under our Constitution, all elected directors will become eligible for reelection at the next Annual Meeting. Only holders of our Class A Shares are entitled to vote on Proposal 1(a). Only holders of our Class B Shares are entitled to vote on Proposal 1(b). Our Constitution requires that directors be elected by a plurality of votes.

Proposal 1(a)

Class A Directors

Nominees for election as Class A Directors this year are Thomas Casey, Andrew P. Hines, Wayne A. Hinman, Peter Johnston, Ilan Kaufthal and Jeffry N. Quinn. These nominees have been nominated by the Corporate Governance Committee in accordance with our Constitution.

Each of the nominees is to be elected by a plurality of votes of the Class A Shares at the Annual Meeting to hold office until their successors are duly named and qualified at the next Annual Meeting. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors. Your Board of Directors recommends a vote FOR these nominees by holders of Class A Shares. Class A Shares represented by proxy will be voted FOR the nominees unless you specify otherwise in your voting instructions.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve at the time the election occurs, proxies may be voted for the election of a substitute nominee.

Our Board recommends a vote for the election to the Board of each of the following nominees:

NAME	AGE (1)	POSITION
Thomas Casey	64	Chairman of the Board
Andrew P. Hines	76	Director
Wayne A. Hinman	69	Director
Peter Johnston	65	Director
Ilan Kaufthal	68	Director
Jeffry N. Quinn	57	Director

   (1) As of May 25, 2016

Set forth below is a description of the backgrounds of the nominees for Class A Directors. Unless otherwise indicated below, each of our directors joined the Tronox Limited Board on June 15, 2012 upon completion of merger transactions (the “Transaction”) with Exxaro Resources Limited (“Exxaro”). There are no family relationships among any of our directors.

Thomas Casey

Thomas Casey has served as Chairman of the Board and Chief Executive Officer of Tronox Limited since June 15, 2012 and served as Chairman of Tronox Incorporated since February 2011 and as Chief Executive Officer of Tronox Incorporated since October 2011. Mr. Casey served as Chief Executive Officer of Integra Telecom, Inc. from February 2011 until October 2011 when Mr. Casey assumed the position of Chief Executive Officer of Tronox Incorporated. He has previously served as Chairman of the Board of Integra Telecom between December 2009 and February 2011, Chief Executive Officer and Director of Current Group LLC between September 2006 and February 2011, Chairman of the Board of Pacific Crossing Ltd., as Chief Executive Officer and Chairman of the Board of Choice One Communications, Inc., and as Chief Executive Officer and Director of One Communication Corp and of Global Crossing Ltd. Mr. Casey was a managing director of Merrill Lynch & Co, and was a partner at Skadden, Arps, Slate, Meagher & Flom LLP and at Mintz, Levin, Cohn, Ferris, Glovsky

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

and Popeo, P.C. He also had various positions in the United States Government, including in the Antitrust Division of the U.S. Department of Justice. Mr. Casey graduated with honors from Boston College and The George Washington University, National Law Center. Mr. Casey brings to the Board significant insight into, and understanding of, complex transactions and business operations, including with respect to the banking, legal, and operational aspects thereof.

Andrew P. Hines

Andrew P. Hines has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. Mr. Hines is currently a principal of Hines & Associates, a financial management consulting firm which he has led since 2006. He had been Executive Vice President/Chief Financial Officer of Sonar Entertainment between June 2011 and June 2014. The company develops, produces and distributes original made-for-television movies and mini-series. From September 2009 to June 2010, Mr. Hines served as Executive Vice President/Chief Financial Officer of World Color Press Inc. (formerly, Quebecor World), a company which provided high-value and comprehensive print, digital, and related services to businesses worldwide. From October 2005 to September 2006, he served as Vice President and Chief Financial Officer of GenTek, Inc., a manufacturer of industrial components and performance chemicals. Mr. Hines is also a director of C&D Technologies, Inc. and he is Chairman of that company’s Audit Committee. From November 2003 to 2007, Mr. Hines served as a director and Chairman of the Audit Committee of Superior Essex, Inc. Mr. Hines brings to the board in-depth financial experience and highly valued senior leadership experience including public company director experience. Because of his accounting background and extensive financial experience, Mr. Hines has been named Chairman of our Audit Committee, as well as the “Audit Committee financial expert,” as defined by the applicable rules of the SEC. He is a member of the American Institute and New York Society of Certified Public Accountants.

Wayne A. Hinman

Wayne Hinman has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. Mr. Hinman brings to the board a wealth of expertise in the chemicals and energy sectors, core business and leadership skills and public company director experience. He has served in various positions at Air Products & Chemicals, Inc. during his 33 year career, including President of Asia, and most recently V.P. and GM of the worldwide merchant gases business, a $2.5 billion business. He also has served as a director on numerous joint venture boards within the industrial gases business, most recently, as Chairman of Air Products South Africa and a member of the board of INOXAP in India. Mr. Hinman also served as a member of the board of directors of American Ref-fuel, Pure Air USA, and Taylor-Wharton International. Mr. Hinman is currently a member of the board of Lutron Electronics Co., Inc. Mr Hinman served in the United States Air Force achieving the rank of Captain. He received his MBA from Virginia Polytechnic Institute and completed the Harvard AMP program.

Peter Johnston

Peter Johnston has been a director since August 1, 2012. He was appointed Global Head of Nickel Assets for Glencore in May 2013.He retired from Glencore in December 2015. Prior to this role he was Managing Director and Chief Executive Officer of Minara Resources Pty Ltd from 2001 to 2013. He was Vice Chairman of the Nickel Institute; past Chairman of the Minerals Council of Australia; past President of the Chamber of Minerals & Energy (WA); and past Vice President of the Australian Mines and Metals Association. Mr. Johnston also was a director of Silver Lake Resources Limited (ASK: SLR). He formerly was employed by WMC Ltd between 1993 and 2001, during which he held the position of Executive General Manager with responsibility over nickel and gold operations, Olympic Dam Operations, Queensland Fertilizers Ltd., and human resources. Mr. Johnston brings to the board extensive senior management, operating and leadership experience through his business career in the mining industry.

Ilan Kaufthal

Ilan Kaufthal has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. He is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education and information industries. Mr. Kaufthal is currently a director of Quinpario Acquisition Corp 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination; and Cambrex Corporation (NYSE: CBM), a supplier to the

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

pharmaceutical industries. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co., Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co., and SVP and CFO at NL Industries. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration. Mr. Kaufthal brings to the board his business acumen and financial, investment, core business and leadership skills.

Jeffry N. Quinn

Jeffry N. Quinn has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. Mr. Quinn is currently the Chief Executive Officer and Chairman of the Board of Directors of Jason Industries, Inc. (NASDAQ: JASN). Mr. Quinn served as Jason’s interim Chief Executive Officer from November 2015 until his election as Chief Executive Officer in December 2015 and has served as its Chairman of the Board since 2014. Mr. Quinn served as President, Chief Executive Officer and Chairman of Quinpario Acquisition Corp., a blank check company, from its inception in May 2013 until June 30, 2014, when it completed its business combination of Jason Industries, Inc. Mr. Quinn is also the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, and has served in such role since 2012. Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company. From 2004 to 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, and served as the Chairman of the Board from 2006 to 2012. Solutia was sold to Eastman Chemical in 2012. Mr. Quinn joined Solutia in 2003 as Executive Vice President, Secretary, and General Counsel. In mid-2003 he added the duties of Chief Restructuring Officer to help prepare the company for its eventual filing for reorganization under Chapter 11 (Solutia emerged from bankruptcy in 2008). Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc. (formerly NYSE: PCO), which at the time was one of the nation’s largest independent refiners. Prior to Premcor, Mr. Quinn was Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. (NYSE: ACI). Mr. Quinn started at Arch Coal in 1986 when it was known as Arch Mineral Corporation. He became General Counsel in 1989. In addition to serving on the Board of Directors of Tronox and Jason, Mr. Quinn serves as a member of the Board of Directors of W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials and Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers. Mr. Quinn is also the Chairman of the Board of Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination. Mr. Quinn formerly served as a director of SunEdison, Inc. (formerly MEMC Electronic Materials Inc.) and Tecumseh Products Company. Mr. Quinn received a bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky. Mr. Quinn brings to the board his core business and leadership skills, his global chemical company experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

Proposal 1(b)

Class B Directors

The following directors serve as Class B Directors, elected by Exxaro Resources Limited, the sole holder of our Class B Shares. Each of Daniel Blue, Wim de Klerk and Sipho Nkosi has been nominated for reelection as a Class B Director in accordance with our Constitution. We expect the holder of our Class B Shares to reelect Mr. Blue, Mr. de Klerk and Mr. Nkosi at the Annual Meeting.

NAME	AGE (1)	POSITION
Daniel Blue	63	Director
Wim de Klerk	52	Director
Sipho Nkosi	61	Director

   (1) As of May 25, 2016

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

Daniel Blue

Daniel Blue has been a director of Tronox since June 2012. Mr. Blue was a senior commercial partner at Australian law firm Holding Redlich. He was the corporate and commercial group leader in the firm’s Melbourne office and head of its national energy and resources practice. Mr. Blue has worked around the globe including in United Kingdom, Australia, South Africa and Asia. He currently serves on the board of directors of Business for Millennium Development Ltd. He previously served as a director of Lynas Gold N.L. and Acclaim Exploration N.L. Mr. Blue also served as the Chairman of the Acclaim board of directors. Mr. Blue holds bachelor’s degrees in law and economics and a master’s degree in business administration from the University of Western Australia. Mr. Blue brings to the board more than 25 years of experience as an advisor, business strategist and negotiator for major mergers and acquisitions and other complex corporate and commercial matters.

Wim de Klerk

Wim de Klerk has been a director of Tronox since June 2012. He is the Finance Director of Exxaro Resources and serves on Exxaro’s board of directors. On March 4, 2016, Exxaro Resources announced that Mr. de Klerk will be stepping down from his position as Finance Director with effect no later than August 31, 2016. Mr. de Klerk joined Iscor Ltd., a predecessor company of Exxaro in 1996, where he served on the executive management team. In that capacity, he was responsible for strategy and continuous improvement, divesting non-core assets, and managing the Grootegeluk coal mine. In 2001, the mining division of Iscor was spun off under the name Kumba Resources. At Kumba Mr. de Klerk was responsible for managing the mineral sands commodity business. In 2006, Mr. de Klerk was named the Finance Director of Exxaro Resources, which was established when the company was spun off from Kumba. Mr. de Klerk is a chartered accountant and member of South African Institute for Chartered Accountants. He holds a Bachelor of Commerce degree from the University of Pretoria. Mr. de Klerk brings to the board his in-depth experience in the financial and mining industry, as well as his experience developing business strategies.

Sipho Nkosi

Sipho Nkosi has been a director of Tronox since June 2012. Mr. Nkosi is the former Chief Executive Officer of Exxaro Resources and serves on Exxaro’s board of directors. He began his career as a market analyst with Ford Motor Company South Africa in 1980 after which he was appointed as marketing coordinator at Anglo American Coal in 1986. He joined Southern Life Association as senior manager, strategic planning in 1992 and the following year accepted the position of marketing manager, new business development at Trans-Natal Coal Corporation, which later became Ingwe Coal Corporation. Mr. Nkosi joined Asea Brown Boveri (South Africa) Ltd. in 1997 as Vice President Marketing and ABB Power Generation in 1998 as Managing Director. He was the founder and chief executive officer of Eyesizwe Holdings and following its merger with Kumba’s non-iron ore resources was appointed Chief Executive Officer of the renamed entity Exxaro Resources Limited in 2007. Mr. Nkosi holds a Bachelor of Commerce degree from the University of Zululand, an Honors degree in Commerce (Economics) from the University of South Africa and a Master of Business Administration from the University of Massachusetts in the United States. Mr. Nkosi brings to the board his experiences and skills in growing leading businesses, innovation and strategy, and leadership development.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The listing standards of the NYSE, as well as our Corporate Governance Guidelines, require that a majority of our Board of Directors be comprised of independent directors. For a director to be considered independent under these standards:

•	The director must meet the bright–line independence tests under the listing standards of the NYSE; and
•	The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.tronox.com.

Based on these standards, our board has affirmatively determined that all of the current directors, except for Mr. Casey, Mr. de Klerk and Mr. Nkosi, are independent. The board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Tronox Code of Business Conduct and Ethics that applies to all of the Company’s employees, including our principal executive officer, principal financial officer and principal accounting officer, and our Board of Directors. The Code of Business Conduct and Ethics is available on the Company’s website at www.tronox.com. If the Company makes any substantive amendments to the Business Code of Conduct and Ethics or grants any waiver from a provision of the Business Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on our website.

BOARD MEETINGS AND COMMITTEES

During the last full fiscal year, the Board of Directors held a total of twelve meetings. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of the Board of Directors on which they served that were held during the aforementioned period. The Company encourages all incumbent directors and nominees for director to attend the Annual Meeting. All Directors attended the 2015 Annual Meeting.

The Board of Directors has established three committees: a corporate governance committee, a human resources and compensation committee and an audit committee. In addition, the Company has a nominating committee which is a subcommittee of the corporate governance committee. Each such committee is governed by a written charter, and a current copy of each such charter is available to our shareholders at www.tronox.com. During the fiscal year ended December 31, 2015, there have been nine meetings held by the audit committee, four meetings held by the human resources and compensation committee and three meetings held by the corporate governance committee. The nominating subcommittee held one meeting in 2015. The table below provides current membership and fiscal year 2015 meeting information for each of the board committees.

NAME	AUDIT	HUMAN RESOURCES AND COMPENSATION	CORPORATE GOVERNANCE	NOMINATING SUB COMMITTEE
Thomas Casey*
Daniel Blue	•	•	•
Andrew P. Hines	Δ
Wayne A. Hinman		•	Δ	Δ
Peter Johnston			•	•
Ilan Kaufthal	•	•	•	•
Jeffry N. Quinn		Δ
*	Chairman of the Board
Δ	Chair
•	Member

Corporate Governance Committee and Nominating Subcommittee

The corporate governance committee assists the Board of Directors with respect to: (a) the organization and membership and function of the Board of Directors, (b) corporate governance principles applicable to the Company and (c) the Company’s policies and programs that relate to matters of corporate responsibility. The committee reviews and makes recommendations to the Board of Directors regarding the composition of the Board of Directors, structure, format and frequency of the meetings. The corporate governance committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The nominating subcommittee is comprised of Class A Directors, and is responsible for the nomination of Class A Directors to the Board. The Class B Directors are appointed in accordance with our Constitution.

Audit Committee

The primary responsibilities of the audit committee are to oversee the accounting and financial reporting processes of the Company as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The audit committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which is provided to shareholders and others, and the system of internal controls which management and the Board of Directors have established. The audit committee oversees the independent registered public accounting firm, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and our independent

BOARD MEETINGS AND COMMITTEES

registered public accounting firm. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Company maintains an internal audit function to provide management and the audit committee with ongoing assessments of the Company’s risk management processes and system of internal control.

The audit committee is comprised of three members, each of whom was elected by the Board of Directors. Andrew Hines, because of his accounting background and extensive financial experience, meets the NYSE listing standard of having accounting or related financial management expertise and the SEC’s definition of an “audit committee financial expert.” Each of the other members of our audit committee has financial management experience or is financially literate. Each committee member meets the additional independence requirements for members of an audit committee in the NYSE Corporate Governance Rules.

Human Resources and Compensation Committee

The human resources and compensation committee administers our executive compensation program and assists our Board of Directors in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers and our non-employee directors. Among its other duties, the human resources and compensation committee:

•	Evaluates and determines the salary, incentives and benefits making up the total compensation of our Chief Executive Officer and other executive officers;
•	Reviews and monitors management succession planning and development, including promotability of all officers;
•	Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units and other long-term equity awards for our executive officers and approves all grants made to the executive officers;
•	Reviews and approves the annual corporate goals and objectives of our Chief Executive Officer; and
•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

Each member of the human resources and compensation committee is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Human Resources and Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, none of our human resources and compensation committee members (i) has ever been an executive officer or employee of our Company, or (ii) is or was a participant in a “related person” transaction in fiscal year 2015. During the fiscal year ended December 31, 2015, no executive officer of our Company served on the compensation committee (or its equivalent) or board of directors of any company that has an executive officer that serves on our Board of Directors or our human resources and compensation committee.

BOARD MEETINGS AND COMMITTEES

Board Leadership Structure

Chairman of the Board of Directors

The Chairman of the Board of Directors position is currently held by our Chief Executive Officer, Thomas Casey. Given the geographic range of our operations and the structure of our ownership, the Board believes this is a position that demands an individual with strong leadership skills and a comprehensive knowledge of our Company. Our Board of Directors believes it should appoint the best person for the job in this position, regardless of whether that person is someone who is currently serving, or has previously served, as one of our executive officers, and the Board believes Mr. Casey possesses the necessary attributes to best serve in this position. Our Board of Directors recognizes that, given the dynamic environment in which we operate, the right Board of Director leadership structure may vary as circumstances warrant.

The Board of Directors of the Company’s predecessor considered its leadership structure in October 2011 in connection with the resignation of our former Chief Executive Officer and again in June 2012 in connection with our merger with Exxaro’s mineral sands business, and determined that in order to fully implement the integration of our mineral sands and pigment businesses and the equity ownership that resulted therefrom, combining the roles of Chairman and Chief Executive Officer was optimal. Although Mr. Casey is not considered an independent director, this leadership structure is optimal for us because it provides us with consistency and continuity at the senior board leadership level.

Our Board of Directors believes that our current leadership structure, when combined with the functioning of the independent director component of our Board of Directors and our overall corporate governance structure, creates an appropriate balance between strong and consistent leadership and independent oversight of our business.

Directors meet in executive session at Board of Directors meetings held in person. At these executive sessions the directors review among other things the performance of the Company’s management. In the fiscal year 2015, the directors met in executive session three times.

The Company’s Corporate Governance Guidelines, a copy of which is available on our website at http://investor.tronox.com/governance.cfm, sets forth the policy and procedure with respect to meetings of non-management directors and the role of lead directors at such executive sessions, including the procedure by which a lead director is chosen.

The Board’s Role in Risk Oversight

Our Board of Directors administers its risk oversight function directly and through its various committees. Our Board of Directors’ role in our Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, management retention and legal risks. Our Board of Directors routinely discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them. While our Board of Directors is ultimately responsible for risk oversight at our Company, our Board of Directors’ committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Our audit committee routinely discusses with senior management and our independent registered public accounting firm any financial risk exposures, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters, steps taken to manage those exposures and our Company’s risk tolerance in relation to our overall strategy. Our human resources and compensation committee also assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. In addition, our corporate governance committee assists our Board of Directors in fulfilling its

BOARD MEETINGS AND COMMITTEES

oversight responsibilities with respect to risk assessment and management in a general manner and specifically the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Indemnification of Officers and Directors

Except as set forth below and in employment agreements, there is no provision in any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he/she may incur in his/her capacity as such.

Subject to, and so far as permitted by applicable law (including the Australian Corporations Act), the Constitution (i) requires Tronox Limited to indemnify every officer of Tronox Limited and its related bodies corporate against a liability incurred as such an officer to any person (other than to Tronox Limited or a related entity of Tronox Limited), unless the liability arises out of conduct involving a lack of good faith, and (ii) permits Tronox Limited to make a payment in respect of legal costs incurred by an officer or employee in defending an action for a liability incurred as such an officer or employee or in resisting or responding to actions taken by a government agency or a liquidator.

Tronox Limited has entered into or will enter into Deeds of Indemnity, Access and Insurance (“Deeds of Indemnity”) with each of its directors to, among other things, give effect to these rights.

Directors and officers of the Company are covered by an insurance policy. Tronox Limited will insure against amounts that it may be liable to pay to directors, secretaries, officers or certain employees pursuant to the Constitution, the Deeds of Indemnity or that Tronox Limited otherwise agrees to pay by way of indemnity. Tronox Limited will pay premiums for this “Directors and Officers” insurance (“D&O Insurance”). The insurance policy also will insure directors, secretaries, officers and some employees against certain liabilities (including legal costs) they may incur as officers or employees of Tronox Limited. The Deeds of Indemnity will provide that, subject to the Australian Corporations Act, during the director’s term of office as an officer of Tronox Limited (or as an officer or trustee of a corporation or trust of which the director is appointed or nominated an officer or trustee by Tronox Limited or a wholly owned subsidiary of Tronox Limited) and for seven years after the director ceases to hold such office, Tronox Limited must use its best efforts to effect and maintain D&O Insurance covering the director.

There are certain provisions of the Australian Corporations Act that restrict Tronox Limited from indemnifying officers in certain circumstances. These provisions are described below.

Australian Law
Australian Corporations Act

Section 199A(1) of the Australian Corporations Act provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	A liability owed to the company or a related body corporate;
•	A liability for a pecuniary penalty order or compensation order under specified provisions of the Australian Corporations Act; or,
•	A liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	In defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or,

BOARD MEETINGS AND COMMITTEES

•	In defending or resisting criminal proceedings in which the person is found guilty; or,
•	In defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or,
•	In connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	Conduct involving a willful breach of duty in relation to the company; or,
•	A contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	A director or secretary;
•	A person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;
•	A person who has the capacity to significantly affect the company’s financial standing; and
•	A person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Insurance

The directors and officers of Tronox Limited are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Tronox Limited.

COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors (including any presiding independent director), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management independent directors, any individual directors or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Tronox Limited, c/o Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA with a request to forward the same to the intended recipient. To communicate with the Board of Directors electronically, shareholders and other interested parties should go to our website at www.tronox.com. Under the heading “Investor Relations – Corporate Governance – Contact the Board” you will find an on-line form that may be used for writing an electronic message to the Board of Directors. In general, all communications delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE OFFICERS

The following sets forth certain information about our executive officers.

NAME	AGE (1)	POSITION
Thomas Casey	64	Chairman of the Board and Chief Executive Officer
Jean-François Turgeon	50	Executive Vice President and President, Tronox Titanium Dioxide
Edward T. Flynn	58	Executive Vice President and President, Tronox Alkali
Katherine C. Harper	53	Senior Vice President and Chief Financial Officer
Richard L. Muglia	65	Senior Vice President, General Counsel and Secretary
John D. Romano	51	Senior Vice President and Chief Commercial Officer, Tronox Titanium Dioxide
Willem Van Niekerk	56	Senior Vice President, Strategic Planning and Business Development
Kevin V. Mahoney	61	Vice President and Controller

   (1) As of May 25, 2016

Executive Officers

Set forth below is a description of the backgrounds of our executive officers. Each of Mr. Casey, Mr. Romano and Dr. Van Niekerk joined Tronox Limited on June 15, 2012 upon completion of the Transaction. Mr. Mahoney joined the Company on November 12, 2012. Mr. Muglia joined the Company on February 4, 2013. Ms. Harper joined the Company on September 16, 2013, Mr. Turgeon joined the Company as of January 1, 2014 and Mr. Flynn joined the Company as of April 1, 2015. There are no family relationships among any of our executive officers.

Thomas Casey
Chairman of the Board and Chief Executive Officer

Mr. Casey’s biographical information is set forth under the caption “—Election of Class A Directors and Class B Directors,” above.

Jean-François Turgeon
Executive Vice President, President of Tronox Titanium Dioxide

Mr. Turgeon has been our Executive Vice President, President of Tronox Titanium Dioxide with responsibility for global production and marketing of titanium dioxide since January 2014 and shared responsibility for Global Procurement. Prior to joining Tronox, Mr. Turgeon worked for Rio Tinto Group for 24 years, serving most recently as the managing director of its titanium dioxide business. He is also the former chairman of Richards Bay Mineral in South Africa and Rio Tinto, Fer et Titane, in Canada. Mr. Turgeon holds a Bachelor’s degree in chemical engineering from Université Laval and a Master’s degree in hydrometallurgy from McGill University.

Edward T. Flynn
Executive Vice President, President of Tronox Alkali

Mr. Flynn has been our Executive Vice President & President Tronox Alkali with responsibility for Tronox Alkali since April 2015. Mr. Flynn also has corporate oversight responsibility for Information Technology and shared responsibility for Global Procurement. Prior to joining Tronox, Mr. Flynn worked for FMC Corporation for 33 years, serving most recently as President FMC Minerals. Mr. Flynn is a member of the board of directors of the American Natural Soda Ash Corporation (ANSAC) and is currently the Chairman of the Board of the Industrial Minerals Association of North America (IMA-NA). Mr. Flynn holds a B.S. in Chemical Engineering from Rutgers College of Engineering and a B.A. in Biological Sciences from Rutgers College.

Katherine C. Harper
Senior Vice President and Chief Financial Officer

Ms. Harper joined Tronox on September 16, 2013. Prior to joining Tronox, Ms. Harper served as the chief financial and business development officer of Rio Tinto’s diamonds and minerals group. She previously held finance and business transformation roles in Rio Tinto’s mining and alternative energy units. Earlier in her career she worked for 12 years in senior finance posts with the Gulbrandsen Group, a privately held chemical manufacturing company, and the General Chemical Corporation. She began her career as a financial analyst within the power systems group of the Westinghouse Electric Corporation. Ms. Harper holds Bachelor of Science and Master of Industrial Administration degrees from Carnegie Mellon University.

EXECUTIVE OFFICERS

Richard L. Muglia
Senior Vice President, General Counsel and Secretary

Mr. Muglia has been our Senior Vice President, General Counsel and Secretary since March 1, 2014 and our Deputy General Counsel since February 2013. Prior to that he was a partner at Skadden, Arps, Slate, Meagher, & Flom LLP, the international law firm, since 1994 and has more than 30 years of legal experience. Mr. Muglia is a graduate of Williams College and holds a Master of Public Health degree from Yale University. He received his law degree from Columbia University.

John D. Romano
Senior Vice President and Chief Commercial Officer, Tronox Titanium Dioxide

Mr. Romano has been our Senior Vice President and Chief Commercial Officer of titanium dioxide since October 2014. Before that he served as our Senior Vice President and President, Pigment and Electrolytic Operations from June 15, 2012 to October 2014; the Executive Vice President of Tronox Incorporated since January 1, 2011 and Vice President, Sales and Marketing of Tronox Incorporated since January 2008. Mr. Romano was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2011. Before that he served as Vice President, Sales for Tronox Incorporated from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing for Tronox LLC from 2002 to 2005 and Regional Marketing Manager for Tronox LLC from 1998 to 2002. Mr. Romano holds a Bachelor’s degree in Accounting from Oklahoma State University.

Willem Van Niekerk
Senior Vice President, Strategic Planning and Business Development

Dr. Van Niekerk has served as our Senior Vice President, Strategic Planning and Business Development since June 15, 2012. Prior to joining Tronox Limited upon completion of the Exxaro transaction, he served as the Executive General Manager of Corporate Services for Exxaro, which includes the mineral sands business, since May 2009, where he was responsible for Exxaro’s technology, research and development, information management and supply chain management departments. Prior to that, he served as Manager of Growth for Exxaro’s mineral sands and base metals business and as General Manager for Marketing and Business Development for Exxaro’s mineral sands and base metals business. Dr. Van Niekerk co-managed the Tiwest Joint Venture from 2006 to 2008. He oversaw the design and development of the titanium smelting technology for the slag furnaces at KZN Sands. Dr. Van Niekerk has a PhD in pyrometallurgy from the University of Pretoria.

Kevin V. Mahoney
Vice President and Controller

Mr. Mahoney has served as our Vice President and Controller since November 12, 2012. He has responsibility over financial reporting and plays a leading role in the analysis and presentation of key financial data. Prior to joining Tronox, Mr. Mahoney was Senior Vice President and Corporate Controller for specialty chemicals producer Chemtura Corporation. Prior to joining Chemtura Corporation in October 2006, he served for 18 years with American Express Company, where his most recent position was Senior Vice President, Corporate Reporting, responsible for financial reporting globally. He joined American Express in 1988 as Vice President of Financial Reporting and Analysis for travel-related services, was appointed Senior Vice President of Global Business Management and Analysis in 1995 and Controller, Western Hemisphere, in 2000. He previously was a senior manager with KPMG LLP. Mr. Mahoney holds a Bachelor of Science degree in accounting from St. Peter’s College in New Jersey and an M.B.A. in financial management from Pace University in New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of shares of Tronox Limited as of March 31, 2016 by:

•	Each current director of Tronox Limited;
•	The current Chief Executive Officer and each named executive officer;
•	All persons currently serving as directors and executive officers of Tronox Limited, as a group; and,
•	Each person known to us to own beneficially 5.0% or more of any class of Tronox Limited’s outstanding shares.

Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules and regulations. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Tronox Limited shown as beneficially owned by them. The table is based on 64,999,095 Class A Shares and 51,154,280 Class B Shares issued as of March 31, 2016. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us. Unless otherwise noted below, the address for each beneficial owner listed in the table below is: c/o Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF CLASS OWNED	% OF TOTAL OWNED
Class B Shares
Exxaro Resources Limited Roger Dyason Road Pretoria West 0182 South Africa	51,154,280	100.0%	43.8%
Class A Shares
5% Owners
Fine Capital Partners, L.P. (1)	6,449,841	9.8%	5.5%
Deutsche Bank AG (2)	6,067,020	9.2%	5.2%
FMR LLC (3)	6,004,477	9.1%	5.1%
Franklin Mutual Advisers, LLC (4)	5,989,115	9.1%	5.1%
The Vanguard Group, Inc. (5)	4,251,030	6.5%	3.6%
BlackRock Inc. (6)	3,523,014	5.4%	3.0%
Named Executive Officers and Directors (7)
Thomas Casey	1,002,695	1.5%	*
John D. Romano	276,848	*	*
Willem Van Niekerk	190,515	*	*
Jean-François Turgeon	87,905	*	*
Katherine C. Harper	56,806	*	*
Ilan Kaufthal	60,570	*	*
Andrew P. Hines	60,123	*	*
Wayne A. Hinman	45,570	*	*

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF CLASS OWNED	% OF TOTAL OWNED
Jeffry N. Quinn	26,570	*	*
Wim de Klerk	17,955	*	*
Daniel Blue	12,955	*	*
Peter Johnston	12,955	*	*
Sipho Nkosi	12,955	*	*
All Executive Officers and Directors as a group (16 persons)	1,971,642	3.0%	1.7%
*	Less than 1.0%
(1)	Information regarding Fine Capital Partners, L.P. is based solely on the Amendment to the 13G filed with the SEC on February 16, 2016 for the calendar year ended December 31, 2015. Fine Capital Partners L.P. has the shared power to vote or direct the vote of 6,449,841 of the Class A Shares and the shared power to dispose or to direct the disposition of 6,449,841 of the Class A Shares. The address of Fine Capital Partners L.P. is 590 Madison Avenue, 27th Floor, New York, NY 10022.
(2)	Information regarding Deutsche Bank AG is based solely on the Amendment to the 13G filed with the SEC on March 2, 2016 for the period ended January 31, 2016. Deutsche Bank AG has the shared power to vote or direct the vote of 6,067,020 of the Class A Shares and the shared power to dispose or to direct the disposition of 6,067,020 of the Class A Shares. The address of Deutsche Bank AG is Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany.
(3)	Information regarding FMR LLC is based solely on the Amendment to the 13G filed with the SEC on February 16, 2016 for the calendar year ended December 31, 2015. FMR LLC has the sole power to vote or direct the vote of 286,442 of the Class A Shares and the sole power to dispose of or to direct the disposition of 6,004,477 Class A Shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(4)	Information regarding Franklin Mutual Advisers, LLC is based solely on the 13G filed with the SEC on February 2, 2016 for the calendar year ended December 31, 2015. Franklin Mutual Advisers, LLC has the sole power to vote or direct the vote of 5,989,115 of the Class A Shares and the sole power to dispose or to direct the disposition of 5,989,115 of the Class A Shares. The address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.
(5)	Information regarding The Vanguard Group, Inc. is based solely on the Amendment to the 13G filed with the SEC on February 10, 2016 for the calendar year ended on December 31, 2015. The Vanguard Group, Inc. has the sole power to vote or direct the vote of 81,076 of the Class A Shares, the shared power to vote or direct the vote of 7,000 of the Class A Shares, the sole power to dispose of or to direct the disposition of 4,168,754 Class A Shares and the shared power to dispose or to direct the disposition of 82,276 Class A Shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Information regarding BlackRock Inc. is based solely on the Amendment to the 13G filed with the SEC on January 28, 2016 for the calendar year ended on December 31, 2015. Blackrock Inc. has the sole power to vote or direct the vote of 3,360,473 of the Class A Shares and the sole power to dispose or to direct the disposition of 3,523,014 of the Class A Shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.
(7)	Shares listed for each Executive Officer and Director includes: (i) shares owned by the individual; (ii) restricted share units that will vest within 60 days of March 31, 2016; and (iii) shares subject to options that are exercisable within 60 days of March 31, 2016. Restricted share units that will vest within 60 days include: 4,905 for all Executive Officers and Directors as a group. Shares subject to options that are exercisable within 60 days include: Thomas Casey, 304,938; John D. Romano, 132,334; Willem Van Niekerk, 132,247; Jean-François Turgeon, 22,222; Katherine C. Harper, 17,928 and 662,821 for all Executive Officers and Directors as a group.

EXECUTIVE COMPENSATION

For the purposes of this Executive Compensation discussion, unless otherwise stated or the context otherwise requires, references to “the Company,” “we,” “us,” “our” and “Tronox” refer to Tronox Limited and its subsidiaries collectively.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation paid to each of Tronox Limited’s named executive officers (“NEOs”) identified in the Summary Compensation Table. This discussion should be read in conjunction with the executive compensation tables beginning with the Summary Compensation Table for Year-Ended December 31, 2015.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate talented executives, and to align the objectives of our executives with our shareholders’ expectations of increased value. In support of these objectives, our executive compensation program is intended to:

•	Provide competitive levels of total compensation for our executives;
•	Reward the achievement of specific annual, long-term and strategic company goals and specific individual goals set for each executive;
•	Align our executive’s interests with those of our shareholders through equity-based awards and by rewarding performance based upon established goals, with the ultimate objective of improving shareholder value; and,
•	Motivate our executives and other employees to achieve superior results.

Setting Executive Compensation

Elements of Compensation

The human resources and compensation committee (“HRCC”) determines all components of executive compensation and will consider the following elements to promote our pay-for-performance philosophy and compensation goals and objectives:

•	Base salary;
•	Annual cash incentive awards linked to both overall and individual performance;
•	Grants of long-term equity-based compensation, such as restricted shares, restricted share units and stock options;
•	Termination and change of control provisions; and
•	Benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial security, while motivating him or her to focus on business metrics that will produce a high level of

EXECUTIVE COMPENSATION

short-term and long-term performance for Tronox that will create value for shareholders. Our compensation mix, which includes short- and long-term incentives as well as time and performance vesting features, is competitive and reduces the risk of recruitment of our top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term and long-term financial and stock performance. All incentives are intended to be aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market. For purposes of compensation competitiveness, the competitive market consists of our current peer group as described under “Other Compensation Practices—Market Competitiveness.”

Role of the Human Resources and Compensation Committee

The HRCC administers our executive compensation program and assists our Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of executive officers and our non-employee directors. Among its other duties, the HRCC:

•	Evaluates and determines the salary, incentives, and benefits making up the total compensation of our Chief Executive Officer and other executive officers;
•	Reviews and monitors management succession planning and development, including promotability of all officers;
•	Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units, and other long-term equity awards for our executive officers and reviews and approves all grants made to the executive officers;
•	Reviews and approves the annual corporate goals and objectives of our Chief Executive Officer; and
•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

The HRCC has targeted compensation at the median of benchmark statistics provided by our independent compensation consultant (described below) for each element of total compensation (base, annual incentive and long-term incentives). The actual pay level for each executive officer may vary from these targeted levels based on experience, the scope and complexity of his or her role, job performance and company performance. The compensation of our Chief Executive Officer must also be reviewed by the non-employee, independent members of the Board of Directors. When making recommendations with respect to our executive officers other than our Chief Executive Officer, the HRCC considers the recommendations made by the Chief Executive Officer and his evaluation of the other executive officers’ performance.

Elements considered by the HRCC and our Chief Executive Officer when reviewing our performance include: stock price, our performance as measured against the performance goals established for the previous year, non-controllable events that may impact our performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring our performance. The individual performance of our executive officers is measured against individual performance goals that were set for each executive officer by our CEO.

The HRCC has analyzed and continues to monitor whether our compensation practices with respect to executive officers or any of our employees create incentives for risk-taking that could harm Tronox or its business. Our compensation programs and policies mitigate risk and guard against undue risk-taking through careful balancing of short-term and long-term incentive compensation opportunities and by employing different and diverse performance measures in each compensation plan. The combination of performance measures for annual bonuses and the equity compensation programs as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to company performance. The HRCC has determined that none of our compensation practices creates a risk that is reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Role of the Compensation Consultant

The HRCC has engaged Lyons, Benenson & Company Inc. (“LBC”) as its compensation consultant, to provide information to the HRCC to assist it in making determinations regarding our compensation programs for executives and non-employee directors. LBC provides the HRCC with among other things, a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics, program design advice and an independent review of compensation proposals developed by management. In carrying out its assignments, LBC may also interact with management when necessary and appropriate and may, in its discretion, meet with management regarding its consulting work prior to presentation to the HRCC in order to confirm alignment with our business strategy, and identify data questions or other similar issues, if any. A representative from LBC attended all HRCC meetings in 2015 and performed no other services for the Company or its management other than that described above. The HRCC has the sole authority to hire and terminate its consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance.

Role of our CEO and Management in Determining Performance

At the beginning of the year, the CEO recommends to the HRCC the objectives he believes should be achieved for the Company to be successful, based upon the approval of the Company’s annual budget. These objectives are used to measure the CEO’s performance during the year and include both financial and strategic measures. These goals are then approved by the HRCC at a meeting early in the year. In addition, some of these objectives are used by the HRCC in setting the metrics for the annual incentive plan. At an HRCC meeting early in the year, the CEO also recommends target compensation levels for annual and long-term awards for the executive officers other than himself.

At the end of the performance year, the CEO completes a self-evaluation of his own performance and reviews his evaluation with the HRCC. The full board also provides input on the CEO’s performance and submits this to the Chairman of the HRCC for consolidation. The HRCC consolidates all input and the Chairman of the HRCC and the Chairman of the Corporate Governance Committee discuss the Board’s assessment of the CEO’s performance. The HRCC also determines the incentive amount, long-term incentive award, and any base salary change for the CEO.

In addition, each executive officer completes a self-evaluation for his or her own performance and reviews his evaluation with the CEO. The CEO then summarizes these results and brings them to the HRCC along with his initial recommendation for each executive’s base salary increase, annual incentive award, and long-term incentive award. The HRCC will then determine the amounts for any base salary increase and annual and long-term incentive awards for each executive officer.

EXECUTIVE COMPENSATION

Components of Executive Compensation

The principal components of our executive compensation program and the purpose of each component are presented in the following table. As described above, we target the median of each element of direct compensation as compared to market data in the Towers Watson executive compensation survey as well as compared to our peer group as provided by LBC (as described under “Other Compensation Practices—Market Competitiveness”). We also provide additional benefits and perquisites to be competitive with local practices and with our peer group.

Component	Key Characteristics	Purpose	Principal 2015 Actions
Base Salary	• Fixed compensation.	• Intended to compensate executive officers for the responsibility of the position held.	• No annual merit increase was given to any NEO.
• Reviewed annually and adjusted if needed based on performance and market comparison.
Annual Incentive Awards	• Variable compensation targeted as a percentage of base salary.	• Intended to motivate and reward executive officers for achieving short-term business objectives that drive overall performance.	• 2015 AIP payments for the NEOs were reduced by between 42% and 33% from the target amounts.
• Performance-based measured on corporate and business unit performance and levels of individual contributions.
Long-Term Incentive Awards	• Variable compensation targeted as a percentage of base salary.	• Intended to motivate and reward executive officers for achieving long-term business objectives that align with the interests of our shareholders.	• The NEOs received LTIP grants in February 2015 with a grant date fair value determined at target ranging from 166% to 366% of base salary, according to established formulas.
• Generally granted annually as a combination of time-based restricted shares/units and performance-based restricted shares/units.
• Amounts actually earned will vary based on stock price and corporate performance.
Limited Perquisites	• Financial counseling assistance valued at up to $10,000/year per executive officer.	• Intended to provide assistance to executives in making strategic decisions regarding their financial and tax arrangements.	• No significant changes to program in 2015.
Other Benefits	• Additional elements defined by local country practice including medical and other insurance benefits, pension or other long-term savings plans, and post-employment compensation.	• Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.	• No significant changes to programs in 2015.

EXECUTIVE COMPENSATION

Base Salary

We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success. Base salary is intended to be set at a level needed to attract and retain quality executive officers. While the HRCC uses benchmark statistics to guide it in its decisions regarding levels of base salary, it has considerable discretion and considers the experience, tenure and recent individual performance of our NEOs when making decisions regarding base salary. During 2015, after reviewing the current industry and business climate, the HRCC determined not to give any merit increase to any of the NEOs.

Annual Incentive Plan

For 2015, Tronox’s executive officers were eligible to receive cash awards under the 2015 Annual Incentive Plan. This plan is covered under the Tronox Limited Annual Performance Bonus Plan that was approved by shareholders in May 2013.

The size of the target incentive payable to each executive officer is set as a percentage of each executive officer’s base salary (the “Target Percentage”). The target incentive is paid for achieving the targeted objectives described below. The threshold level of performance pays 50% of target and achieving maximum performance pays 200% of target (300% for our CEO). The Target Percentage for our CEO is 150% of his base salary and the Target Percentage for the other NEOs range from 70% to 75% of base salary. The HRCC considers the input of our CEO, LBC and benchmark statistics when setting the Target Percentage for each executive officer each year.

At the beginning of each year the HRCC establishes the performance goals and metrics under the Annual Incentive Plan and the portion of the incentive attributable to the achievement of each performance goal. These performance goals are tied to measures that the HRCC believes will benefit our shareholders the most. The overall Company goals for 2015 include adjusted EBITDA, safety, and strategic/people goals. In addition, each NEO has a portion of their incentive tied to individual performance and the two Executive Vice Presidents also have a portion of their incentive tied to the performance of their respective individual business unit. The components of annual incentive for each of the NEOs are as follows:

At the February 2016 HRCC meeting, our CEO presented the actual results for the Company and a discussion took place about the results. The actual 2015 results were as follows:

	Weighting	Target Goal (100% payment)	Actual Result	Payout Level	Weighted Payout
Adjusted EBITDA	70%	$482 mm	$272 mm	0%	0%
Safety	15%	DIR = 0.39, TIR = .97	DIR = 0.41, TIR = .77	100%	15%
Culture/People/Integration	15%	Meet defined goals	Met goals	100%	15%
				Total Payout	30%

Adjusted EBITDA is defined consistently with the results shared publicly each quarter in our earnings announcement. We used two metrics to assess our safety performance in 2015: (1) our disabling injury frequency rate for both Tronox employees and contractors per 200,000 hours worked, and (2) our total recordable injury frequency rate for both Tronox employees and contractors per 200,000 hours worked. The

EXECUTIVE COMPENSATION

culture/people/integration metric is slightly broader and includes specific diversity workforce representation goals within certain countries and the implementation of specific global programs such as the CEO recognition program, learning and development programs and performance differentiation.

The HRCC approved the overall results as described above with a 30% payout level.

The HRCC evaluated Mr. Casey’s efforts and achievements relative to the individual performance objectives that were established for him at the beginning of the year. The HRCC determined that Mr. Casey performed well on each of his objectives in a very difficult business climate, particularly in achieving our cost savings objectives, enhancing our safety culture and successfully completing the acquisition of FMC Alkali Chemicals and integrating such business into the Company. In recognition of his accomplishments, the HRCC determined that Mr. Casey warranted a maximum rating on his individual objectives, which resulted in a payment of 204% of target on that metric. Mr. Casey’s payment for 2015 was reduced by 50% from 2014 and 33% from his 2015 target.

The final payments are determined by combining the overall Tronox results and the individual results along with other adjustments made by the HRCC. The award for 2015 performance for each NEO is shown below.

		OVERALL TRONOX RESULTS			business unit results			INDIVIDUAL PERFORMANCE
Executive	Target Award	Weighting	Result	Amount	weighting	Result	amount	weighting	result	amount	TOTAL PAYMENT
T. Casey	$1,545,000	80%	30%	$370,800	—	—	—	20%	204%	$629,200	$1,000,000
K. Harper	$349,036	60%	30%	$62,826	—	—	—	40%	142%	$198,951	$261,777
J. Turgeon	$450,000	30%	30%	$40,500	30%	60%	$81,000	40%	100%	$180,000	$301,500
J. Romano	$349,036	60%	30%	$62,826	—	—	—	40%	100%	$139,615	$202,441
W. Van Niekerk	$347,342	60%	30%	$62,522	—	—	—	40%	102%	$141,478	$204,000

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions in driving our overall performance. At the February 2015 meeting, the HRCC determined that the mix of the awards for 2015 will be 50% time-based RSUs and 50% performance-based RSUs; stock options would not be granted for 2015. The performance-based RSUs link the payments received by the executive officers to other shareholders’ returns and motivate long-term financial performance. The amounts of the grants were determined by pre-established formula (unchanged since the original appointment of each executive) that were formulated using competitive market data. The Target LTIP award for our CEO, is defined in his employment agreement, and shall be at least $3,000,000 per year. The LTIP awards for the participants are tied to a percentage of their base salary, which was equal to 150% for each of the other NEOs. Target percentage is defined as the initial grant value on the date of grant. Awards are provided under the Tronox Limited Management Equity Incentive Plan (the “Tronox Limited Equity Plan”).

In February 2015, the HRCC granted long-term incentives using a mix of performance-based restricted shares and time-based restricted share units to each of the NEOs. The annual grant to our NEOs was allocated as follows:

AWARD TYPE	PERCENTAGE
Performance-based Restricted Share Units	50%
Time-based Restricted Share Units	50%

The annual grant for Mr. Casey is defined in his employment agreement. The terms and metrics are consistent with the grants to the other executive officers except that the number of shares granted to Mr. Casey was based on the volume-weighted average price over the 30-day period preceding the date of grant. The grants for other executives are based on the actual closing price of a share of stock on the date of grant.

Details of the long-term incentives granted during 2015 are shown below:

•	Restricted share units (RSUs) provide value based on the New York Stock Exchange (NYSE) value of our shares without any discount but there is the risk that some or all of granted performance vested shares will not vest if the executive does not remain employed with us. Restricted share units have previously been granted in countries where shares are taxed upon grant rather than upon vesting and in 2015 were granted consistently across all countries. The time-based restricted share units vest one-third on each of the first three anniversaries of the date of grant. Dividends are accrued for restricted share units and not paid until the shares vest.

EXECUTIVE COMPENSATION

•	Performance-based restricted share units provide value by linking the award vesting and payments to the long-term results of the Company. 50% of the performance-based restricted share units are tied to our ranking of total shareholder return versus that of the combination of the S&P GICS Chemical index and S&P GICS Metals & Mining index over a three-year measurement period. The actual number of units that will vest will be equal to the aggregate number of units granted multiplied by the applicable Total Shareholder Return (“TSR”) payout percentage. TSR payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.
THREE-YEAR TOTAL SHAREHOLDER RETURN RANKING	PAYOUT PERCENTAGE
65th percentile (Maximum)	200%
50th percentile (Target)	100%
35th percentile (Threshold)	25%
Below 35th percentile	0%
•	The remaining 50% of performance-based restricted share units are tied to our return on capital employed over a three-year measurement period versus our weighted average cost of capital (“WACC”) over the same period. The actual number of units that will vest will be equal to the aggregate number of shares granted multiplied by the applicable Return on Capital Employed (“ROCE”) payout percentage. ROCE payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.
THREE-YEAR RETURN ON CAPITAL EMPLOYED VERSUS WACC	PAYOUT PERCENTAGE
115% (Maximum)	200%
110% (Target)	100%
100% (Threshold)	25%
Below 100%	0%

In October 2015, the performance-based shares from the October 2012 grant to our CEO vested. The payout was calculated as follows:

•	35,992 shares were tied to our ranking of TSR versus our peer group over a three-year measurement period. The actual number of shares that will vest will be equal to the aggregate number of shares granted multiplied by the applicable TSR payout percentage. Our TSR was approximately at the 11th percentile and therefore these shares did not vest.
Three-Year Total Shareholder Return Ranking	Payout Percentage
75th percentile or higher (Maximum)	200%
55th percentile or higher, but lower than 75th percentile (Target)	100%
35th percentile or higher, but lower than 55th percentile (Threshold)	25%
Below 35th percentile	0%
•	35,991 shares were tied to our ROCE over a three-year measurement period versus our WACC over the same period. The actual number of shares that will vest will be equal to the aggregate number of shares granted multiplied by the applicable ROCE payout percentage. ROCE payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum. Our ROCE was calculated at -12% versus our WACC of 9%, therefore these shares did not vest.
Three-Year Return on Capital Employed Versus WACC
130% (Maximum)	200%
100% (Target)	100%
85% (Threshold)	25%
Below 85%	0%

At the February 2016 meeting, the HRCC determined that the mix of the awards for 2016 will be 50% time-based RSUs and 50% performance-based RSUs. 35% of the performance-based RSUs will be measured by comparing our ranking of total shareholder return versus that of a combination of the S&P GICS Chemicals

EXECUTIVE COMPENSATION

industry index and the S&P GICS Metals & Mining industry index over a three-year measurement period. The actual number of units that will vest will be equal to the aggregate number of units granted multiplied by the applicable TSR payout percentage. TSR payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

Three-Year Total Shareholder Return Ranking	Payout Percentage
65th percentile (Maximum)	200%
50th percentile (Target)	100%
35th percentile (Threshold)	25%
Below 35th percentile	0%

The other 65% of performance-based RSUs will be measured based upon the cumulative cash generated from our TiO2 Operational Excellence program for the period January 1, 2015 to December 31, 2017 and the maintenance of the actual cumulative cash position as of December 31, 2017 during the 2018 calendar year. The cumulative cash generated will be the sum of the cumulative operating cash cost reductions (net of costs to deliver) and cumulative working capital reductions from our TiO2 Operational Excellence program. Such amounts will exclude foreign exchange impacts and non-cash lower of cost or market inventory charges. The actual number of units that will vest will be equal to the aggregate number of shares granted multiplied by the applicable Cumulative Cash Generation (“CCG”) payout percentage. CCG payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

Cumulative Cash Generation During 2015- 2017 and Maintained in 2018	CCG Payout Percentage
$690 million or higher (Maximum)	200%
$600 million (Target)	100%
$510 million (Threshold)	25%
Below $510 million	0%

Perquisites

Each executive officer is eligible to receive a financial counseling benefit. Under this plan, each executive officer will be eligible for up to $10,000 per year to assist with financial planning, estate planning, and tax preparation. Due to his complex international tax preparation for 2013, Dr. Van Niekerk was approved for tax assistance payments of up to an additional $30,000. Amounts paid pursuant to this plan are taxable to the executive and are included in the Summary Compensation Table in the All Other Compensation column.

During 2014, Mr. Turgeon spent a substantial amount of his time at our international locations. During some of this time, his wife traveled with him and the Company provided airfare and related living expenses for Mr. Turgeon’s wife to accompany him. The incremental cost to the Company was $25,921. Amounts paid pursuant to this plan are taxable to the executive and are included in the Summary Compensation Table in the All Other Compensation column.

Additionally, during 2015, Dr. Van Niekerk spent a substantial amount of time in South Africa. During such time, his wife travelled with him and the Company provided airfare and related travel expenses for Dr. Van Niekerk’s wife. The incremental cost to the Company was $11,081. Amounts paid pursuant to this plan are taxable to the executive and are included in the Summary Compensation Table in the All Other Compensation column.

In addition, Mr. Casey is eligible to use a Company-provided aircraft for personal use. All personal usage is taxable to Mr. Casey. We do not provide any other perquisites and typically only provide tax gross-ups for taxable relocation costs.

U.S. Savings & Retirement Plans

All our U.S. employees, including our U.S. executive officers, are eligible to participate in our savings plans. These plans are intended to provide our employees, including our executive officers, with the opportunity to save for retirement and have the Company contribute to these savings.

We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all our U.S.-based employees, including our U.S. based executive officers, are able to contribute the lesser of up to 85% of their

EXECUTIVE COMPENSATION

annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. During 2015, the Company matched 100% of the first 6% of pay that each employee contributed. In addition, there was a discretionary profit sharing Company contribution to the Savings Plan of 6% of employee’s eligible compensation. All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. For employees hired after January 1, 2012, the vesting period for profit sharing contributions is three years.

In addition to the Savings Plan, U.S. executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, the Company will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, U.S. executive officers and certain other eligible executives can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.

Tronox also sponsors a qualified defined benefit retirement plan (the “Qualified Plan”) for its U.S. employees, which was frozen in April 2009, following Tronox Incorporated’s filing for Chapter 11 bankruptcy protection. As part of Tronox’s Plan of Reorganization, the Qualified Plan is frozen going forward and the Savings Plans are our sole employee retirement plans. Mr. Romano is the only NEO participating in this plan as described in the Pension Benefits as of December 31, 2015 table.

Other Compensation Practices

Market Competitiveness

Our executive compensation program is designed to be competitive within the various marketplaces in which we compete for employees. The HRCC annually reviews the competitiveness of each executive’s compensation as it compares to our peer group.

The HRCC has determined that the following companies represent our appropriate peer group:

Albemarle Corp.	Cliffs Natural Resources, Inc.	IAMGOLD Corp	Walter Energy, Inc.
Cabot Corp.	Cytec Industries Inc.	Kronos Worldwide, Inc.	Yamana Gold Inc.
Celanese Corp.	Eastman Chemical Company	Southern Copper Corp.
Chemtura Corp.	Huntsman Corp.	Teck Resources Ltd.

This peer group has been used for other compensation and performance metrics since the beginning of 2014.

LBC conducted an analysis during 2015 for the HRCC of our executives’ compensation in comparison to the proxy data for the current peer group. As part of this analysis, each individual compensation component was reviewed as was aggregate compensation, and were compared to the 50th percentile of the peer group. The total target compensation for our named executive officers was generally at the median of the peer group target compensation.

Stock Ownership Guidelines

Beginning in December 2012, the HRCC approved stock ownership guidelines that ensure that executives are aligned with the interests of our shareholders by requiring them to hold significant levels of Company stock. All shares owned outright and 60% of time-based restricted shares count towards share ownership. Executives have five years to reach their ownership guidelines. None of our NEOs, other than our CEO, has met their ownership requirements due to the considerable decline in our stock price during 2015. The ownership guidelines are presented as a percentage of base salary as follows:

POSITION	PERCENTAGE OF BASE SALARY
Chief Executive Officer	500%
Executive Officers	300%
Other Direct Reports of the CEO at VP Level and Above	100%

EXECUTIVE COMPENSATION

Compensation Recoupment Policy

The Company has adopted a recoupment or “clawback” policy for executives, including all the NEOs. This policy allows for clawback of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.

Deductibility of Executive Compensation

As part of their roles, the HRCC and the Board of Directors review and consider the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless such compensation qualifies for the “performance-based exemption” provided for under Section 162(m). The Board of Directors and the HRCC has determined that it may generally seek to capture the tax deduction for all compensation but may award nondeductible compensation when it believes that doing so would be in the best interests of our Company and shareholders. The Tronox Limited Annual Performance Bonus Plan and the Tronox Limited Equity Plan are intended to provide Tronox with the ability to pay incentive compensation and grant equity awards that are deductible under Section 162(m).

Post Termination and Change in Control

The Australian Corporations Act restricts the benefits that can be given to individuals who hold “managerial or executive office” on cessation of their employment or loss of their office with Tronox Limited or its related bodies corporate. Under the Australian Corporations Act, Tronox Limited (and certain of its affiliates) may give a person a benefit in connection with their ceasing to hold managerial or executive office in Tronox Limited or a related body corporate only if the giving of the benefit is approved by shareholders in accordance with the requirements of the Australian Corporations Act or an exemption applies. The giving of certain benefits was approved for this purpose in 2012.

In the case of Tronox Limited, a managerial or executive office is an office of director, or any other office or position related to the management of Tronox Limited’s affairs that is held by a person who also holds an office of director of Tronox Limited or a related body corporate.

We will be obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a change in control. For further details on these arrangements, please refer to the sections “—Potential Payments upon Termination” and “—Employment Agreements.”

We offer the benefits provided by the employment agreements, the retirement plans and awards granted under the Tronox Limited Equity Incentive Plan upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a change in control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the shareholders in the event of a change in control.

Human Resources and Compensation Committee Report

The HRCC of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the HRCC has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015. This report is provided by the following independent directors, who comprise the HRCC:

Jeffry N. Quinn (Chairman)
Daniel Blue
Wayne A. Hinman
Ilan Kaufthal

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2015

The following table sets forth the total compensation for the years ended December 31, 2015, December 31, 2014, and December 31, 2013 for our chief executive officer, our chief financial officer and our three most highly compensated other executive officers who were serving as executive officers as of December 31, 2015.

Name and Principal Position	Year	Salary ($) (1)(2)(3)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas Casey Chief Executive Officer	2015	1,069,615	0	3,768,542	0	1,000,000	—	801,155	6,639,312
	2014	1,021,808	0	3,141,755	1,286,015	2,066,592	—	974,745	8,490,915
	2013	1,000,001	0	3,304,091	1,256,000	1,501,200	—	888,213	7,949,505
Katherine C. Harper Senior Vice President and Chief Financial Officer	2015	517,801	0	826,470	0	261,777		138,748	1,744,796
	2014	494,657	0	544,598	219,724	391,060	—	118,651	1,768,690
	2013	130,335	0	282,375	0	104,259	—	32,949	549,918
Jean-François Turgeon Executive Vice President	2015	625,975	0	994,506	0	301,500	—	283,489	2,205,470
	2014	560,389	0	2,313,309	272,331	504,180	—	25,921	3,676,130
John D. Romano Senior Vice President, Chief Commercial Officer, Tronox Titanium Dioxide	2015	517,801	0	826,470	0	202,441	(66,764)	151,107	1,631,055
	2014	494,657	0	544,598	219,724	391,060	136,524	147,968	1,934,531
	2013	480,309	0	582,284	601,059	312,777	(78,343)	118,163	2,016,249
Willem Van Niekerk Senior Vice President, Strategic Planning & Business Development	2015	515,288	0	822,422	0	204,000	—	239,309	1,781,019
	2014	492,256	0	541,961	218,654	514,162	—	253,848	2,020,881
	2013	478,587	0	582,284	601,059	311,259	—	174,830	2,148,019
(1)	During 2015, the Company had 27 bi-weekly pay periods. Therefore, the 2015 salary amounts reported in this column are higher than the actual annual salaries.
(2)	Mr. Turgeon was based in Canada until approximately mid-February 2015. His pay during this period was converted from Canadian Dollar to U.S. Dollars using the average conversion rate for the four payrolls during this period, which equaled 1CAD= 0.8190 USD.
(3)	Ms. Harper elected to defer 20% of her base salary during 2015 to our Savings Restoration Plan through the deferral program. This amount of $103,560 is included in this table. Dr. Van Niekerk elected to defer 7% of his base salary during 2015 into our Savings Restoration Plan through the deferral program. This amount of $36,070 is included in this table.
(4)	Amounts reported in this column represent the aggregate grant date fair value for our shares (without a discount to reflect the risk of some or all of the performance vested shares not vesting) in each respective year computed in accordance with the share-based accounting guidance under ASC Topic 718. Further information regarding the 2015 awards is included in the “Grants of Plan-Based Awards During 2015” and “Outstanding Equity Awards at December 31, 2015” tables appearing later in this proxy statement. Restricted share units were granted in 2015 rather than restricted shares to make awards consistent on a global basis. Further details related to these awards can be found in the “Long Term Incentive Plan” section in this proxy statement. For assumptions for these awards, please see Note 22 to our Consolidated Financial Statements beginning on page 92 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(5)	Amounts reflected in this column represent the incentive compensation earned for each year’s performance against predetermined objectives. Amounts also include payments that were deferred at the election of the NEOs under the terms of the Savings Restoration Plan. For 2015, this includes $52,355 by Ms. Harper and $20,400 by Dr. Van Niekerk.
(6)	Mr. Romano is the only NEO in the Tronox Inc. Retirement plan. The present value of accumulated benefits as of December 31, 2015 was determined using the estimated ASC 715 assumptions in effect on December 31, 2015. The ASC 715 discount rate was 4.75%, which was an increase from the 2014 rate of 3.75%. The amounts in this column do not reflect amounts actually paid to Mr. Romano for the years reported but rather reflect only the aggregate change in the actuarial present value of Mr. Romano’s accumulated benefit under the pension plan. Our deferred compensation program does not allow for above-market earnings and therefore there is no value included for this amount. Includes the actuarial increases in the present

EXECUTIVE COMPENSATION

values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 23 to our Consolidated Financial Statements beginning on page 94 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(7)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table for the years ended December 31, 2015, December 31, 2014, and December 31, 2013:

ALL OTHER COMPENSATION TABLE

Name	Year	Savings Plan, Discretionary Contribution, and Restoration Plan ($) (1)(2)	Dividends ($) (3)	Other ($) (4)
Thomas Casey	2015	398,345	227,572	175,238
	2014	302,761	502,926	169,058
	2013	138,000	639,168	111,045
Katherine C. Harper	2015	109,063	16,176	13,509
	2014	71,870	9,584	37,197
	2013	10,054	2,500	20,395
Jean-François Turgeon	2015	209,882	21,069	52,538
	2014	—	—	25,921
John D. Romano	2015	109,063	33,660	8,384
	2014	96,892	37,617	13,459
	2013	61,585	45,100	11,478
Willem Van Niekerk	2015	123,534	33,620	82,155
	2014	96,422	37,617	119,809
	2013	59,413	40,352	75,065
(1)	The Company match into the U.S. Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit.
(2)	The Company made a discretionary contribution of 6% of employee’s earnings into the U.S. Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit.
(3)	Dividends are paid on outstanding restricted shares at the approved dividend rate and date for all shareholders. For 2015, this rate was $0.25/share per quarter. For restricted share units, dividends are accrued at the same rate and paid at the time that the units vest. Dividends are not included in the grant date fair value calculation in the Summary Compensation Table. Further details regarding number of outstanding shares/units can be found in the Outstanding Equity Awards at December 31, 2015.
(4)	This column reflects all other compensation that is not reported elsewhere. For 2015, these amounts include the following: for Mr. Casey, $169,403 for personal aircraft use valued as the aggregate incremental cost to the Company of a Company-provided aircraft, and $5,835 for life insurance premiums paid by the Company; for Ms. Harper, $10,000 for financial counseling, and $3,509 for life insurance premiums paid by the Company; for Mr. Turgeon, $23,052 related to 2014 salary payments calculated as the difference in the actual Canadian dollar exchange rate versus the agreed Canadian dollar exchange rate in his employment agreement, $20,000 in costs related to his relocation to Stamford, Connecticut and $9,486 for financial consulting; for Mr. Romano, $5,041 for financial counseling and $3,343 for life insurance premiums paid by the Company; for Dr. Van Niekerk, $62,308 for housing allowance per his employment agreement, $11,081 for airfare and related expenses for his wife’s travel, $5,041 for financial counseling, and $3,725 for life insurance premiums paid by the Company. We determine the incremental cost of personal use of our corporate aircraft based on the variable operating costs to us, which includes (i) landing, ramp and parking fees and expenses; (ii) crew travel expense; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) and customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed lease costs that do not change based on usage.

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2015

The following table provides information on grants of awards to our named executive officers in the fiscal year ended December 31, 2015.

Name	Grant Date	Grant Date Approval (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Thomas Casey	—		772,500	1,545,000	4,635,000	—	—	—	—	—	—	—
	2/10/2015	2/10/2015	—	—	—	20,014	80,054	160,108	80,054	—	—	3,768,542
Katherine C. Harper	—		174,518	349,036	698,072	—	—	—	—	—	—	—
	2/10/2015	2/10/2015	—	—	—	4,389	17,556	35,112	17,557	—	—	826,470
Jean- François Turgeon	—		225,000	450,000	900,000	—	—	—	—	—	—	—
	2/10/2015	2/10/2015	—	—	—	5,282	21,126	42,252	21,126	—	—	994,506
John D. Romano	—		174,518	349,036	698,072	—	—	—	—	—	—	—
	2/10/2015	2/10/2015	—	—	—	4,389	17,556	35,112	17,557	—	—	826,470
Willem Van Niekerk	—		173,671	347,342	694,684	—	—	—	—	—	—	—
	2/10/2015	2/10/2015	—	—	—	4,368	17,470	34,940	17,471	—	—	822,422
(1)	The HRCC approved grants to all NEOs at its meeting on February 10, 2015.
(2)	Amounts in these columns reflect the threshold, target and maximum payout levels for the 2015 annual incentive award. Further details regarding these awards can be found in the section titled “Annual Incentive Plan.”

(3)	Amounts in these columns reflect the threshold, target and maximum amount of performance-based units that were granted to the NEOs under the equity program. Performance-based units are granted for a three-year performance period with the payout determined at the end of the three-year period based on our ROCE and TSR performance against our peers. Further details regarding these grants can be found in the section titled “Long-term Incentive Program.”

(4)	Amounts in this column represent the number of time-based restricted units granted to the NEOs under the equity program. These units vest one-third each year on the anniversary of the grant date. The grant date fair value is the closing price of our Class A Shares on the grant date.

(5)	The amounts in this column have been calculated in accordance with FASB ASC Topic 718 using the number of time-based restricted share units granted multiplied by the closing price of our common stock on the grant date, plus the number of ROCE performance-based restricted share units granted multiplied by the closing price of our common stock on the grant date, plus the number of TSR performance-based restricted share units multiplied by the grant date fair value as determined using a Monte-Carlo simulation.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table shows the number of shares covered by exercisable and unexercisable options and unvested stock awards owned by our named executive officers on December 31, 2015.

	Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas Casey	2/25/2013	133,333	66,667	19.09	2/25/2023	20,717	81,003	93,226	364,514
	2/10/2014	52,469	104,938	21.98	2/10/2024	95,292	372,592	—	—
	2/26/2015	—	—	—		80,054	313,011	80,054	313,011
Katherine C. Harper	9/16/2013	—	—	—		1,667	6,518	5,000	19,550
	2/10/2014	8,964	17,930	21.98	2/10/2024	16,518	64,585	—	—
	2/26/2105	—	—	—		17,577	68,648	17,556	68,644
Jean-François Turgeon	1/1/2014	—	—	—		21,667	84,718	32,500	127,075
	2/10/2014	11,111	22,222	21.98	2/10/2024	20,473	80,049	—	—
	2/26/2015	—	—	—		21,126	82,603	21,126	82,603
John D. Romano	6/26/2012	18,695	—	25.90	6/26/2022	—	—	—	—
	2/25/2013	63,806	31,904	19.09	2/25/2023	4,309	16,848	14,772	57,759
	2/10/2014	8,964	17,930	21.98	2/10/2024	16,518	64,585	—	—
	2/26/2015	—	—	—		17,557	68,648	17,556	68,644
Willem Van Niekerk	10/26/2012	18,695	—	20.64	10/26/2022	—	—	—	—
	2/25/2013	63,806	31,904	19.09	2/25/2023	4,309	16,848	14,772	57,759
	2/10/2014	8,921	17,842	21.98	2/10/2024	16,438	64,273	—	—
	2/26/2015	—	—	—		17,471	68,312	17,470	68,308
(1)	Option awards generally vest at the rate of one-third per year on the anniversary of the grant date.
(2)	Time-based awards generally vest at the rate of one-third per year on the anniversary of the grant date. Performance-based awards generally vest on the third anniversary of the grant date.
(3)	Market value of shares is based on a stock price of $3.91, the closing price of our Class A Shares on December 31, 2015.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND SHARES VESTED DURING 2015

The table below provides information regarding the vesting during 2015 of restricted share/unit awards held by our named executive officers. None of our named executive officers exercised stock options during 2015.

	Option Awards		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Thomas Casey	0	0	84,358	1,538,350
Katherine C. Harper	0	0	9,926	184,609
Jean-François Turgeon	0	0	21,069	474,954
John D. Romano	0	0	25,212	465,501
Willem Van Niekerk	0	0	25,172	464,662
(1)	Amounts reflect the closing price of our stock on the date the shares/units vested.

Pension Benefits

Mr. Romano is a participant in the Tronox Incorporated Retirement Plan. We maintain this Qualified Plan and related trust, which were frozen in April of 2009, for all U.S. employees.

As part of Tronox Incorporated’s separation from Kerr-McGee, it established the retirement plan and the trusts related to our retirement plan and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our retirement plan.

All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer who is a participant in the Plan assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60).

PENSION BENEFITS AS OF DECEMBER 31, 2015

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)
John D. Romano	Tronox Incorporated Retirement Plan	20.167	524,868
(1)	The years of credited service is fixed as of the date the plan was frozen in 2009.
(2)	The present value of accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2015 was determined using the estimated ASC 715 assumptions in effect on December 31, 2015. The ASC 715 discount rate was 4.75%.

The lump sum assumption for the Tronox Incorporated Retirement Plan is based on the most recently published IRS 417(e) interest rates available and mortality based on RP-2014 adjusted with the MP-2015 projection scale.

The amounts shown in column (d) are determined according to prescribed SEC assumptions and may not reflect the benefits actually payable from the retirement plan if the named executive had retired during the last fiscal year. The above present values assume that the executive commences his accrued benefits at his earliest unreduced age under the plan provisions in effect at December 31, 2015.

Retirement benefits are calculated based upon years of service and “final average monthly compensation.” For benefits earned prior to January 1, 2009, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2009, final

EXECUTIVE COMPENSATION

average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Upon retirement, benefits are payable in a lump-sum or various annuity forms.

Tronox did not pay any retirement benefits to its NEOs in the fiscal year ended December 31, 2015.

Nonqualified Deferred Compensation

All U.S. employees, including our named executive officers, are eligible to participate in our Savings Plan. In addition, we offer a nonqualified deferred compensation plan, known as the Savings Restoration Plan. This plan allows certain employees the ability to defer up to 20% of their base salary and/or their annual incentive award. This plan also provides Company match and profit sharing credits for compensation in excess of the IRS maximum limit. The Company match was 100% up to 6% of employee contributions and the profit sharing match is 6%. All employees hired before January 1, 2012 have immediate vesting into both the Company match and the profit sharing, but for those hired after January 1, 2012 there is a three-year vesting for the profit sharing match. Distributions from the plan for employer contributions will be in the form of a lump sum and paid six months following separation from service. All payments from these plans are made from the general assets of the Company and no special fund or trust has been established for this money.

Employees who elect to defer any of their base salary or annual incentive award have their funds contributed into the Savings Restoration Plan. Employees elect the investment options for this money from the range of investment choices in the Savings Plan, including money market funds, equity funds, and bond funds. Because this is an unfunded plan, the investment elections are used only for the purpose of crediting earnings and determining the future benefit to be received from the plan. Distributions from the plan for employee contributions will be made either as a lump sum at a specified date in the future or upon separation from service.

NONQUALIFIED DEFERRED COMPENSATION FOR 2015

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (3)
Thomas Casey	0	344,545	(15,957)	0	1,701,661
Katherine C. Harper	181,772	77,263	(12,159)	0	288,998
Jean-François Turgeon	0	178,082	(3,468)	0	174,614
John D. Romano	0	77,263	(12,531)	0	402,776
Willem Van Niekerk	87,486	93,451	(1,978)	0	385,464
(1)	Amounts reflected in this column were also included in the Summary Compensation Table as of December 31, 2015 as follows: $103,560 for Ms. Harper was included in the 2015 “salary” column and $78,212 was included in the 2014 “non-equity incentive compensation” column and $36,070 for Dr. Van Niekerk was included in the 2015 “salary” column, and $51,416 was included in the 2014 “non-equity incentive compensation” column. All these amounts represent deferrals of pay elected by the NEOs under our Savings Restoration Plan.
(2)	Amounts reflected in this column are also included in the “all other compensation” column in the Summary Compensation Table as of December 31, 2015.
(3)	Amounts in this column include amounts previously included in current or prior year Summary Compensation Tables as follows: for Mr. Casey, $1,365,180; for Ms. Harper, $299,705, for Mr. Turgeon $178,082; for Mr. Romano, $241,675; and for Dr. Van Niekerk, $369,411.

EXECUTIVE COMPENSATION

Employment Agreements

Thomas Casey

On August 14, 2014, Tronox entered into an amended and restated employment agreement (the “Casey Employment Agreement”) with Thomas Casey, the Company’s Chief Executive Officer. The Casey Employment Agreement provides for Mr. Casey to serve as the Chief Executive Officer and Chairman of the Board of Directors and contemplates a term of employment through October 4, 2017, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, the Casey Employment Agreement provides for an annual base salary of no less than $1,000,000, which shall be reviewed annually for increase by the HRCC, the entitlement to customary employee benefits, and an annual target bonus opportunity of 150% of base salary with a maximum annual bonus opportunity equal to three times target bonus. In addition, the Casey Employment Agreement provides during the term of his employment for Mr. Casey to receive an annual RSU or restricted share grant (or another form of equity award with an equivalent value) with an aggregate grant date fair value equal to at least $3.0 million. The Casey Employment Agreement also provides that RSU or restricted share grants will be based on the volume-weighted average closing price over the 30-day period preceding the date of grant. In addition, terms and conditions of grants to Mr. Casey will be determined by the HRCC in accordance with the Tronox Limited Equity Plan.

Katherine C. Harper

Effective August 1, 2013, Tronox entered into an employment agreement with Katherine C. Harper to serve as its Chief Financial Officer. Ms. Harper’s agreement specifies an initial three-year term of employment commencing on September 16, 2013, either party agreeing to provide not less than 30 days written notice if it elects not to renew the agreement at the end of the term. In addition, her agreement provides for an annual base salary of $484,100, which shall be reviewed annually for increase by the HRCC, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary. Ms. Harper’s agreement also provides for an annual equity award with a value at grant equal to 150% of her base salary.

Ms. Harper was awarded an initial sign-on equity award of 10,000 shares with 50% of these shares tied to the achievement of specific performance goals to be measured at the conclusion of an initial three-year performance period and the other 50% being subject to ratable annual time-based vesting over three years.

Jean-François Turgeon

Effective August 1, 2013, Tronox entered into an employment agreement with Jean-François Turgeon to serve as its Executive Vice President. Mr. Turgeon’s agreement specifies a three-year term of employment commencing on January 1, 2014. In addition, Mr. Turgeon’s agreement provides for an annual base salary of $600,000, which shall be reviewed annually for increase by the HRCC, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of up to 75% of base salary. Mr. Turgeon’s agreement also provides for an annual equity award with a value at grant equal to 150% of his base salary.

Mr. Turgeon was awarded an initial sign-on equity award of 65,000 shares with 50% of these shares tied to the achievement of specific performance goals to be measured at the conclusion of an initial three-year performance period and the other 50% being subject to ratable annual time-based vesting over three years.

Willem Van Niekerk

Effective June 15, 2012, Tronox entered into an employment agreement with Willem Van Niekerk to serve as its Senior Vice President, Strategic Planning & Business Development. Dr. Van Niekerk’s agreement specifies an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, his agreement provides for an initial annual base salary of no less than $470,000, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary. Dr. Van Niekerk’s agreement also provides Dr. Van Niekerk with a housing allowance of $5,000 per month. In addition, Dr. Van Niekerk’s agreement provides for Dr. Van Niekerk to receive an annual equity award with a value at grant equal to 150% of his base salary.

EXECUTIVE COMPENSATION

John D. Romano

On December 23, 2014, Tronox entered into an amended and restated employment agreement with John D. Romano. This agreement replaced his previous employment agreement. The agreement provides for the continued employment of Mr. Romano as a Senior Vice President for a term beginning on December 23, 2014, and continuing until December 23, 2017, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice.

Mr. Romano’s agreement provides for an annual base salary of no less than $498,623, which shall be reviewed annually for increase by the Board, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary.

Potential Payments upon Termination

We will be obligated to make certain payments to our named executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment (and subject to their execution of a release of claims), including termination of their employment in connection with a change in control:

(1)	Employment agreements;
(2)	Our retirement plans; and
(3)	Award agreements issued under the Tronox Limited Equity Plan.

Payments upon Resignation or Termination for Cause

If the named executive officer’s employment is terminated by reason of resignation or termination for cause, the named executive officer will receive: (i) any unpaid annual base salary; (ii) any earned but unpaid bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to the named executive officer or their beneficiaries under the then applicable benefit plans of the Company (excluding any severance); and (v) any outstanding amounts owed for reimbursements properly incurred (collectively, “Accrued Benefits”). In the case of Mr. Casey only, such “Accrued Benefits” shall also include any earned but unpaid annual equity award, and any other earned and vested but unpaid cash-based or equity-based incentive compensation award, together with any dividends payable but not yet paid with respect to such award that is a Share Award (as defined in the Tronox Limited Equity Plan).

Payments Made Upon Termination for Death or Disability

If the named executive officer’s employment is terminated by reason of death or disability, the named executive officer will receive the following amounts:

(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s (except for Mr. Casey) annual bonus in the year of termination based on actual results for such year. In the case of Mr. Casey, the pro rata portion of his annual bonus based on the target bonus for such year;
(3)	Continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period of 18 months (for Mr. Casey) or 12 months for the other NEOs following the date of termination; and
(4)	In the case of Mr. Casey only, vesting of all equity based incentive compensation in accordance with the terms of the Casey Employment Agreement.

In addition, if Mr. Casey retires, he will be entitled to accelerated vesting of his equity based compensation in accordance with the terms of the Casey Employment Agreement.

EXECUTIVE COMPENSATION

Payments Made Upon Termination without Cause or for Good Reason Not in Connection With a Change in Control

If a named executive officer’s employment is terminated by Tronox without cause or by the named executive officer for good reason and the termination is not made subject to the provisions related to termination in connection with a Change in Control (as defined in the named executive officer’s applicable employment agreement), the named executive named officer will be entitled to receive the following amounts:

(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s (except for Mr. Casey) annual bonus in the year of termination based on the actual results for such year. In the case of Mr. Casey, the pro rata portion of his annual bonus in the year of termination based on the target bonus for such year;
(3)	Continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period of 18 months (for Mr. Casey) or 12 months following the date of termination;
(4)	Either two (2) times (for Mr. Casey) or one (1) times (for all other NEOs) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his or her termination; and
(5)	In the case of Mr. Casey only, vesting of all equity based incentive compensation in accordance with the terms of the Casey Employment Agreement.

Payments Made Upon Termination without Cause or for Good Reason in Connection with a Change in Control

In the event that a named executive officer (other than Ms. Harper or Mr. Turgeon) is terminated within 12 months after a Change in Control other than for cause, death or disability, or if the named executive officer resigns for good reason, such named executive officer will be entitled to receive the following amounts:

(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s (except for Mr. Casey) annual bonus in the year of termination based on the actual results for such year. In the case of Mr. Casey, the pro rata portion of his annual bonus in the year of termination based on the target bonus for such year;
(3)	Continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period of 18 months (for Mr. Casey) or 12 months following the date of termination;
(4)	Either three (3) times (for the CEO) or two (2) times (for Dr. Van Niekerk and Mr. Romano) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his termination; and
(5)	In the case of Mr. Casey only, vesting of all equity based incentive compensation in accordance with the terms of the Casey Employment Agreement and the applicable grant agreements.

Retirement Plans

Executive officers who are eligible under our U.S. Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, Disability or retirement. (See the discussion under U.S. Savings and Retirement Plans for a summary of the U.S. retirement plans.)

EXECUTIVE COMPENSATION

Long-Term Incentives

The following definitions apply to the standard award agreements beginning in 2013 for the annual grants of equity awards for executives other than for our CEO:

(1)	If the executive officer is involuntarily terminated without Cause or for Good Reason, all unvested stock options and time-based restricted shares/units will be prorated for time worked and vest immediately. All performance-based restricted shares/units will be prorated for time worked and will vest at the end of the original three-year vesting period.
(2)	In the event of a Change in Control, all unvested stock options and all restricted shares/units, including performance-based shares/units, will vest immediately, provided the executive is continuously employed by Tronox or its subsidiaries through the date of such Change in Control.
(3)	If the executive officer is terminated by reason of death or Disability, all unvested stock options and all restricted shares/units will vest immediately.
(4)	If the executive officer terminated for any other reason, all unvested shares will be forfeited upon termination.

Under the terms of our CEO’s amended and restated employment agreement dated August 14, 2014, if the executive’s employment is terminated as a result of the executive’s death, disability, or retirement, then all share options and all restricted shares/units will vest immediately. If the Company terminates the CEO’s employment other than for cause or the executive terminates his employment for good reason, then a) all share options and time-based restricted shares/units will vest immediately and b) performance-based restricted shares/units will be prorated for time worked and vest immediately as if target levels of performance had been achieved (other than the performance-based restricted shares/units that were granted in February 2016 which shall vest immediately as if target levels of performance had been achieved).

Calculation of Total Amounts Payable upon Termination

The following table provides the amount of compensation payable to each named executive officer upon various termination reasons. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that named executive officer’s termination. All cash payments are expected to be made in a lump sum.

EXECUTIVE COMPENSATION

ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS AS OF DECEMBER 31, 2015

NAME	TYPE OF PAYMENT OR BENEFIT	VOLUNTARY RESIGNATION ($)	DEATH OR DISABILITY ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION OR TERMINATION FOR GOOD REASON ($)	TERMINATION RESULTING FROM A CHANGE IN CONTROL (CIC) ($)
Thomas Casey	Cash Compensation
	Cash Severance (1)	—	—	5,150,000	7,725,000
	Accrued Sick & Vacation Pay (2)	566,500	566,500	566,500	566,500
	Accrued Target Bonus (3)	—	1,545,000	1,545,000	1,545,000
	Equity
	Restricted Shares/Units (4)	—	1,444,131	1,197,809	1,444,131
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)		16,475	16,475	16,475
	Total	566,500	3,572,106	8,475,784	11,297,106

Katherine C. Harper	Cash Severance
	Cash Severance (7)	—	—	847,659	847,659
	Accrued Sick & Vacation Pay (2)	121,300	121,300	121,300	121,300
	Accrued Target Bonus (3)	—	349,036	349,036	349,036
	Equity
	Restricted Shares/Units (8)	—	227,945	81,328	227,945
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	—	10,869	10,869
	Total	121,300	698,281	1,410,192	1,556,809

Jean-François Turgeon	Cash Severance
	Cash Severance (7)	—	—	1,050,000	1,050,000
	Accrued Sick & Vacation Pay (2)	80,769	80,769	80,769	80,769
	Accrued Target Bonus (3)	—	450,000	450,000	450,000
	Equity
	Restricted Shares/Units (8)	—	414,687	206,311	414,687
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	—	17,940	17,940
	Total	80,769	945,456	1,805,020	2,013,396

John D. Romano	Cash Severance
	Cash Severance (7)	—	—	847,659	1,695,318
	Accrued Sick & Vacation Pay (2)	554,239	554,239	554,239	554,239
	Accrued Target Bonus (3)	—	349,036	349,036	349,036
	Equity
	Restricted Shares/Units (8)	—	276,483	133,621	276,483
	Stock Options (5)	—	—	—	—
	Pension Plan (9)	405,971	405,971	405,971	405,971
	Medical Benefits (6)	—	—	18,474	27,711
	Total	960,210	1,585,729	2,309,000	3,308,758

Willem Van Niekerk	Cash Severance
	Cash Severance (7)	—	—	843,545	1,687,090
	Accrued Sick & Vacation Pay (2)	118,564	118,564	118,564	118,564
	Accrued Target Bonus (3)	—	347,342	347,342	347,342
	Equity
	Restricted Shares/Units (8)	—	275,498	133,304	275,498
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	18,297	18,297	27,446
	Total	118,564	759,701	1,461,052	2,455,940

EXECUTIVE COMPENSATION

(1)	Cash Severance is based on annual rate of pay plus annual target bonus. For Mr. Casey, this amount is two times base salary plus target bonus for Involuntary Not for Cause Termination and three times base salary plus target bonus for Termination Resulting from a Change in Control.
(2)	Per each NEO’s employment agreement, accrued vacation and sick leave balances will be paid out upon termination.
(3)	Accrued Bonus is defined as the prorated incentive amount due for performance up to the date of termination. For the examples, this amount is shown at target amounts for the full calendar year; however, in the event of a termination, actual payment will be based on actual time worked and actual performance results for the Company.
(4)	The treatment of Mr. Casey’s Restricted Shares is set forth in his employment agreement. For termination due to death or Disability or in the event of a Change in Control, all outstanding restricted shares/units including performance-based shares will vest immediately. For Involuntary Not for Cause Terminations, all outstanding time-based restricted shares/units will vest immediately but performance-based shares will be prorated for time worked since date of grant. Amounts are calculated using December 31, 2015 NYSE closing price of our stock of $3.91 and performance-based shares are calculated using target amounts.
(5)	The exercise price for all stock options that would vest in the event of Death or Disability, Involuntary Not for Cause Termination, Termination for Good Reason, and in the event of a Change in Control are all below the December 31, 2015 NYSE closing price of our stock of $3.91.
(6)	Medical benefits include medical, dental, and vision coverage through COBRA paid for by the Company.
(7)	Cash Severance is based on annual rate of pay plus annual target bonus. For Ms. Harper and Mr. Turgeon, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination. For Mr. Romano and Dr. Van Niekerk, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination and two times base salary plus target bonus for Termination Resulting from a Change in Control.
(8)	The treatment of the Restricted Shares/units for the NEOs other than Mr. Casey is based on their award agreements. For death and Disability, all outstanding shares/units, including performance based shares/units, will vest immediately. For Involuntary Not for Cause Terminations, all outstanding shares/units, including performance based shares/units, will be prorated for time-worked. In the event of a Change in Control, all outstanding shares/, including performance based shares/units, will vest immediately. Amounts are calculated using December 31, 2015 NYSE closing price of our stock of $3.91 and performance-based shares are calculated using target amounts.
(9)	Pension benefits are calculated as the lump-sum walk-away value under the U.S. Pension Plan. The lump-sum assumption is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

2015 Non-Employee Director Compensation

At its June 26, 2012 board meeting, the Board of Directors approved the compensation for the directors of Tronox. Under this policy, all non-employee directors are entitled to an annual cash retainer of $75,000 for service on the Board of Directors payable quarterly in arrears, plus additional cash compensation payable quarterly in arrears as follows:

•	A non-executive chairman of the Board of Directors will receive an additional annual retainer of $50,000*;
•	The chairman of the audit committee will receive an additional annual retainer of $50,000;
•	The chairman of the human resources and compensation committee will receive an additional annual retainer of $20,000;
•	The chairman of the corporate governance committee will receive an additional annual retainer of $20,000; and
•	A committee member of each of the audit committee, human resources and compensation committee, corporate governance committee, or any other committee established by the Board of Directors, respectively, who is not serving as chairman of such committee, will receive an additional annual retainer of $15,000.

*	Mr. Casey, as Executive Chairman, is compensated per the terms of his employment agreement and does not receive the $50,000 retainer.

EXECUTIVE COMPENSATION

In November 2015, the board of directors adopted a program whereby directors could opt to receive their quarterly Board fees in shares of Class A stock in lieu of receiving a cash payment. In the event that a director elects to receive their quarterly Board fees in shares, such election must be made in writing to the Company’s Corporate Secretary. The number of shares issued will be calculated by dividing the appropriate quarterly fee due by the closing price on the first trading day of the next quarter.

In March 2016, the Board of Directors formed a Special Ad Hoc Succession Committee to, among other things, identify and select an interim successor for the Company’s Chief Executive Officer, Thomas Casey, should one become necessary as a result of Mr. Casey’s previously disclosed medical condition. The members of this Committee are Wayne Hinman, Ilan Kaufthal, Andrew Hines and Daniel Blue, with Messrs. Hinman and Kaufthal serving as Co-Chairs. The members of this Committee will each receive $15,000 per annum as additional compensation for serving on this Committee and each of the Co-Chairs will receive an additional $10,000 per annum for acting as Chairman.

Additionally, non-employee directors will be entitled to receive an annual grant of time based restricted shares under the Tronox Limited Equity Plan with a fair-market value at grant equal to $150,000, determined by dividing $150,000 by the ten (10) day average closing price for the Company’s shares for the first 10 business days in that calendar year and rounding down to the nearest full share. This award will vest ratably over a three-year period on each of the first three anniversaries of the date of the grant. Unvested awards will be forfeited upon termination except that in the case of a qualified change of control the awards will immediately become vested.

The following table sets forth the total compensation for the year ended December 31, 2015 paid to or earned by our non-employee directors during 2015.

DIRECTOR COMPENSATION FOR 2015

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	ALL OTHER COMPENSATION ($) (2)	TOTAL ($)
Andrew P. Hines	125,000	143,287	14,558	282,845
Daniel Blue	120,000	143,287	14,558	277,845
Ilan Kaufthal	120,000	143,287	14,558	277,845
Wayne A. Hinman	110,000	143,287	14,558	267,845
Jeffry N. Quinn	95,000	143,287	14,558	252,845
Peter Johnston	90,000	143,287	14,558	247,845
Wim de Klerk (3)	0	143,287	10,881	154,168
Sipho Nkosi (3)	0	143,287	10,881	154,168
(1)	Amounts reported in this column represent the aggregate grant date fair value for restricted shares/units granted to each director computed in accordance with the share-based compensation accounting guidance under ASC Topic 718. Each director received a grant of 6,778 restricted shares/units valued at the NYSE closing price of January 30, 2015 of $21.14. Each of the directors held 13,593 unvested restricted shares/units as of December 31, 2015.
(2)	Amounts in this column represent dividend payments on restricted shares at the approved dividend rate for all shareholders. For 2015, this rate was $0.25/share/quarter. Messrs. de Klerk and Nkosi accrue dividends on their restricted share units which are paid upon vesting. Dividends are not included in the grant date fair value calculation for time-based shares.
(3)	Messrs. de Klerk and Nkosi are not directly paid cash fees for their service as directors. Instead, Exxaro was paid $150,000 for their services. They are eligible to receive directly the long-term incentive grants that are awarded to each director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the transaction with Exxaro, the Company maintains multiple transition services agreements, which amounted to $2 million of payments by the Company to Exxaro during 2015. In order to effectively transition certain corporate functions following the closing of the transaction, the Company identified certain services that Exxaro could continue to perform on behalf of the Company on a temporary basis. These services include tax preparation assistance, information technology services, and research and development services. Additionally, we have a professional service agreement with Exxaro related to the Fairbreeze construction project, which amounted to $3 million of payments by the Company to Exxaro during 2015.

Additionally, we hold a membership in ANSAC, which is responsible for promoting exports of US-produced soda ash. Under the ANSAC membership agreement, Alkali’s exports of soda ash to all markets except Canada, European community, European Free Trade Association and the South African Customs Union are exclusively through ANSAC. Certain sales and marketing costs incurred by ANSAC are charged directly to us. Selling, general and administrative expenses in our consolidated statements of operations set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 include amounts charged to us by ANSAC principally consisting of salaries, benefits, office supplies, professional fees, travel, rent and certain other costs, amounted to $3 million for 2015. These transactions do not necessarily represent arm’s length transactions and may not represent all costs if Alkali operated on a stand-alone basis. During 2015, we recorded net sales to ANSAC of $210 million which was included in “Net sales” in consolidated statements of operations set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. At December 31, 2015, we had $47 million of related party receivable from ANSAC and $2 million of related party payables to ANSAC, which were recorded in “Accounts receivable” and “Accounts payable”, respectively, on our consolidated balance sheets set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Additionally, at December 31, 2015, we had a $1 million payable to ANSAC for freight costs incurred on our behalf, which was included in “Accounts payable” on our consolidated balance sheets set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Company has adopted a written Related Person Transaction Policy that is administered by the Corporate Governance Committee. A copy of the Company’s Related Person Transaction Policy can be found on the Company’s website, http://www.tronox.com.

The Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons subject to the policy include executive officers, directors, nominees for election as a director, owners of more than 5% of our total equity, and any members of the immediate family of any of the foregoing persons. The Policy also applies in respect of transactions which would involve the Company giving a financial benefit to related parties where, under the related party transaction provisions of Australia’s Corporations Act, the benefit could be given only with shareholder approval. Under the Policy, Company management determines whether a transaction requires review by the Committee, and transactions requiring review are referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company. The Policy also contains a list of certain categories of related person transactions that are pre-approved under the Policy, and therefore need not be brought to the Committee for further approval, unless the transaction would require shareholder approval under Australia’s Corporations Act. If the Company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Committee. The Committee then evaluates all options available, including ratification, revision or termination of such transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and NYSE an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal year 2015 all of our covered officers and directors filed the required reports on a timely basis under Section 16(a).

REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2015 and the independent registered public accounting firm’s report on those financial statements and report on the Company’s internal control over financial reporting, with our management and with PwC our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PwC the matters required to be discussed under Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm. Consistent with its charter, the Audit Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and has discussed with PwC, its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE

Andrew P. Hines (Chair)
Daniel Blue
Ilan Kaufthal

PROPOSAL 2—RATIFICATION OF EXISTING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The accounting firm of PwC has been selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. Although the selection of PwC does not require ratification, the Board of Directors has directed that the appointment of PwC be submitted to the shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance. A representative of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm.

The accompanying proxy will be voted for the ratification of PwC as the Company’s independent registered public accounting firm unless the shareholder indicates to the contrary on the proxy.

The Board of Directors Recommends a Vote For the Proposal.

Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2015, respectively, and fees billed for other services rendered by PwC during those periods:

	2014 (5)	2015 (5)
Audit Fees (1)	$9,613,935	$9,927,131
Audit Related Fees (2)	0	392,653
Tax Fees (3)	1,309,864	182,848
All Other Fees (4)	0	3,954
Total Fees	$10,923,799	$10,506,586
(1)	Fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-K and 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Fees for services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This may include employee benefit and compensation plan audits, any acquisition-related audit work, and attestations that are required by statute or regulation.
(3)	Fees for professional services performed with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and consolidated subsidiaries, refund claims, payment planning and tax audit assistance.
(4)	Fees for other permitted work performed that does not fall within the categories set forth above.
(5)	In addition to the 2014 and 2015 audit fees noted above, Grant Thornton billed 2014 and 2015 audit and review fees totaling $248,983 and $50,000, respectively. Grant Thornton previously served as the Company’s independent registered public accounting firm through the fiscal year ended December 31, 2013.

PROPOSAL 2—RATIFICATION OF EXISTING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All audit and non-audit services provided by PwC to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent registered public accounting firm is allowed to provide; and
•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Act, we are asking shareholders to approve the following non-binding advisory resolution at the Annual General Meeting to approve the compensation of our named executive officers (“say-on-pay”), which is described in this proxy statement:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”

The primary goal of our executive compensation program is the same as our goal for operating the Company—to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•	Paying for performance—A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.
•	Alignment with the interests of shareholders—Equity awards align our executives’ financial interests with those of our shareholders by providing value to our executives if the market price of our shares increase.
•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge shareholders to read “—Compensation Discussion and Analysis” in this proxy statement. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

The accompanying proxy will be voted in favor of the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as stated in the above advisory resolution, unless the shareholder indicates to the contrary on the proxy.

Our Board of Directors recommends a vote FOR the above advisory resolution approving the compensation paid to our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

Background; Reasons for the Proposal

The Tronox Limited Management Equity Incentive Plan (the “Tronox Limited Equity Plan”) was originally established in 2012 and approved by our shareholders on June 13, 2012. In March 2016, subject to shareholder approval, our Board adopted an amendment to the Tronox Limited Equity Plan to increase the number of shares authorized for issuance under the Tronox Limited Equity Plan, adopted in 2012 and made certain other changes to the Tronox Limited Equity Plan as set forth below. If this proposal is approved, 8,000,000 additional shares will be added to the 2,762,185 authorized Class A Shares outstanding as of March 31, 2016 that may be granted under the Tronox Limited Equity Plan. As such, after giving effect to this amendment, the total number of Class A Shares authorized to be issued under the Tronox Limited Equity Plan will be 10,762,185 shares.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our shareholders. In light of this compensation philosophy and our business strategy, we believe that the number of shares currently available to us for option grants and other stock-based awards under the Tronox Limited Equity Plan will be insufficient to satisfy our future equity compensation needs. Accordingly, our Board determined that we needed to amend the Tronox Limited Equity Plan in order to increase the number of shares authorized under the plan. In making this determination and calculating the proposed 8,000,000 share increase in the number of shares authorized under the Tronox Limited Equity Plan our Board considered among other things, our stock price and volatility, our historical share usage under our equity incentive plans, our current overhang in shares issuable upon exercises of outstanding awards granted under our equity incentive plans and how they compare with our industry peers, current employee contractual obligations, the existing terms of our outstanding awards and assumptions regarding stock option exercise activity and forfeiture rate under the Tronox Limited Equity Plan as described in this proxy statement.

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible, and we expect that we may continue to pay compensation to our executives that is not fully deductible, it is in the best interests of our shareholders to have flexibility in our awards such that awards granted under the Tronox Limited Equity Plan may qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), by providing for “performance-based compensation” to “covered employees” within the meaning of Section 162(m). In order to meet the requirements of these regulations and to qualify for the exemption for “qualified performance-based compensation” under Section 162(m), the shareholders must approve the material terms of the entire Tronox Limited Equity Plan, as amended. For purposes of Section 162(m), the material terms of the Tronox Limited Equity Plan include the eligible employees, business criteria and the maximum amount of compensation that may be paid to any individual in a specified period.

At this meeting, and in this proposal, our shareholders are being asked to approve the Tronox Limited Equity Plan, as amended, to allow us to grant awards under the Tronox Limited Equity Plan that may qualify as “performance-based compensation” under Section 162(m). Other than increasing the total number of shares authorized for issuance under the Tronox Limited Equity Plan and specifying the maximum amount of compensation that may be paid to any individual in a specified period, no changes are being made to the material terms of the Tronox Limited Equity Plan since it was initially adopted in 2012 . If the Tronox Limited Equity Plan, as amended, is approved, the material terms and performance goals of the Tronox Limited Equity Plan will need to be re-approved every five years following this year’s approval.

Section 162(m)

Under Section 162(m), the federal income tax deductibility of compensation paid to our chief executive officer and any of our three other most highly compensated officers (other than its chief financial officer) (herein after referred to as “Covered Employees”) may be limited to the extent such compensation exceeds

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

$1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for any awards granted under the Tronox Limited Equity Plan to constitute “performance–based compensation,” the material terms of the Tronox Limited Equity Plan must be disclosed to, and reapproved by, our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Tronox Limited Equity Plan.

For purposes of Section 162(m) regulations, the material terms of the Tronox Limited Equity Plan include:

•	The employees eligible to receive compensation under the Tronox Limited Equity Plan, as described below under “Eligibility for Participation”;
•	The business criteria on which performance goals are based, as described below under “Performance Awards”; and
•	The maximum amount of compensation that may be paid to a participant under the Tronox Limited Equity Plan in any fiscal year, as described below under “Available Shares.”

Description of the Tronox Limited Management Equity Incentive Plan, as amended

The following is a summary of the key provisions of the Tronox Limited Equity Plan. This summary, however, does not purport to be a complete description of all the provisions of the Tronox Limited Equity Plan and is qualified in its entirety by a copy of the Tronox Limited Equity Plan, as amended which is included as Exhibit A to this proxy statement.

Purpose

The Tronox Limited Equity Plan provides a variety of incentives designed to attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our longterm success or compensation based on their performance in fulfilling their personal responsibilities.

Administration

The Tronox Limited Equity Plan is administered by our HRCC. Our HRCC has the discretion to grant awards under the Tronox Limited Equity Plan, to determine the terms thereof, to interpret the provisions of the Tronox Limited Equity Plan and to take action as it deems necessary or advisable for the administration of the Tronox Limited Equity Plan.

Available Shares

Subject to Section 4.2 of the Tronox Limited Equity Plan, the maximum number of shares which may be the subject of awards (inclusive of incentive options) granted under the Tronox Limited Equity Plan is currently 12,781,225 Class A Shares. If this proposal is approved, 8,000,000 additional shares will be added to the 2,762,185 authorized Class A Shares currently outstanding as of March 31, 2016 that may be granted under the Tronox Limited Equity Plan. As such, after giving effect to this amendment, the total number of Class A Shares authorized to be issued under the Tronox Limited Equity Plan will be 10,762,185 shares.

In general, if awards under the Tronox Limited Equity Plan are for any reason cancelled, expire or terminate unexercised or are withheld as consideration for the exercise or purchase price of an award, the shares covered by such awards will again be available for the grant of awards under the Tronox Limited Equity Plan. The maximum number of shares that may be subject to a performance award (which includes options) that may be granted to any one person in any one fiscal year is that number of Class A Shares equal to $6,000,000 as determined on the grant date and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $7,500,000. The maximum number of shares to which incentive stock options relate shall equal the total number of shares available for issuance under the Tronox Limited Equity Plan. The aggregate fair market value of shares underlying incentive stock options granted to a single participant during any calendar year under the Tronox Limited Equity Plan may not exceed $100,000.

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

Eligibility for Participation

Members of our Board, as well as our employees and independent contractors of, and advisors to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the Tronox Limited Equity Plan.

Award Agreements

Awards granted under the Tronox Limited Equity Plan are evidenced by award agreements providing additional terms, conditions, restrictions and/or limitations covering the grant of the award, as determined by our HRCC in its sole discretion.

Adjustments

The aggregate number of shares under the Tronox Limited Equity Plan, the class of shares as to which awards may be granted and the exercise price of any number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Type of Awards

The following types of awards are available under the Tronox Limited Equity Plan:

Share Options. The HRCC may grant nonqualified share options and incentive stock options (only to eligible employees) to purchase shares. The HRCC determines the number of shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option granted to a 10% shareholder may have an exercise price less than 110% of the fair market value of a share at the time of grant. Options are exercisable at such time or times and subject to such terms and conditions as determined by the HRCC at the time of the grant and the exercisability of such options may be accelerated by the HRCC in its sole discretion.

Share Appreciation Rights. The HRCC may grant share appreciation rights (which are referred to herein as “SARs”) either with a share option, which may be exercised only at such times and to the extent the related option is exercisable (a “Related SAR”), or independent of a share option. A SAR is a right to receive a payment in shares or cash equal in value to the excess of the fair market value of one share on the date of exercise over the base price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The base price per share covered by a SAR is the exercise price per share of the related option in the case of a Related SAR.

Restricted Share and Restricted Share Units. The HRCC may award restricted shares and restricted share units. Except as otherwise provided by the HRCC, upon the award of restricted shares, the recipient generally has the rights of a shareholder with respect to the shares, including the right to receive dividends, the right to vote the restricted shares and, conditioned upon full vesting of the restricted shares, the right to sell or transfer such shares. The HRCC may determine at the time of the award that the payment of dividends or other distributions, if any, will be subject to the same vesting requirements as the underlying award and may be deferred until the expiration of the applicable restriction period. If a restricted share award is forfeited, the HRCC may either cause the forfeited shares to be bought back by us in accordance with the Australian Corporations Act for a nominal purchase price (in which case the shares would then be cancelled) or to be sold or transferred to another person, at its discretion. The Tronox Limited Equity Plan provides that if the forfeited shares are sold or transferred, we will be entitled to receive the consideration for the sale or transfer (or a sum equivalent thereto) from the participant.

Other ShareBased Awards. The HRCC may, in its discretion, grant other sharebased awards that are payable in, value in whole or in part by reference to, or otherwise based upon or related to our shares, including dividend equivalent units, share equivalent units and deferred share units. The terms applicable to any such sharebased award, including the vesting schedule and the exercise price for such an award, if any, are determined by the HRCC in its sole discretion.

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

Performance Awards. The HRCC may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in restricted shares, as determined by the HRCC, in its sole discretion. The HRCC will establish the value or range of value of any performance award, the form in which it will be paid and the date(s) or timing of any payments made pursuant to such an award.

These awards may be granted, vest and be paid based on attainment of specified performance goals established by the HRCC. These performance goals will be based on one or more of the following criteria selected by the HRCC: (i) revenue, (ii) earnings per share, (iii) net income per share, (iv) share price, (v) pretax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) EBITDA, (xi) earnings before interest and taxes, (xii) sales, (xiii) total shareholder return relative to assets, (xiv) total shareholder return relative to peers, (xv) financial returns, (xvi) cost reduction targets, (xvii) customer satisfaction, (xviii) customer growth, (xix) employee satisfaction, (xx) gross margin, (xxi) revenue growth, (xxii) market share, (xxiii) book value per share, (xxiv) expenses and expense ratio management, (xxv) systemwide sales or growth, (xxvi) traffic or customer counts, (xxvii) new product sales, or (xxviii) any combination thereof and such other criteria as the HRCC may determine. Performance objectives may be in respect of: (a) our performance, (b) the performance of any of our subsidiaries or affiliates, or (c) the performance of any of our divisions or business units. The HRCC may also include or exclude items it deems necessary, including, but not limited to, extraordinary, unusual or nonrecurring items, expenses for restructuring, and acquisition expenses and may adjust previously established performance goals to reflect major unforeseen events.

Where the Company is required to deliver shares to a participant under the Tronox Limited Equity Plan, the Tronox Limited Equity Plan allows the Company to choose whether to: (i) issue new shares to the participant; or (ii) cause previously issued shares to be acquired (e.g., on market) by or for the benefit of, and transferred to, the participant at the Company’s cost.

Change in Control

Under the Tronox Limited Equity Plan, in connection with a change in control, the HRCC may provide for the vesting of all awards. In addition, the Board can unilaterally implement and/or negotiate a procedure with any party to the change in control such that all unexercised options may be purchased for an amount equal to the excess of the price of a share paid in a change in control over the exercise price of the award(s).

Shareholder Rights

Under the Tronox Limited Equity Plan, except as otherwise provided with respect to awards of restricted shares and restricted share units, a participant will have no rights as a shareholder with respect to shares covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination

Under the Tronox Limited Equity Plan, the Board may at any time amend, suspend or terminate any or all of the provisions of the Tronox Limited Equity Plan, subject to any requirement of shareholder approval required by applicable law; provided, however, that the Board may make any amendment necessary to avoid the imposition of any taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), without shareholder approval. Subject to the foregoing, the amendment, suspension or termination of the Tronox Limited Equity Plan may not, without the consent of a participant, materially adversely alter or impair any rights or obligations under any award granted to such participant.

Transferability

Awards granted under the Tronox Limited Equity Plan are generally intended to be nontransferable (other than by will or the laws of descent and distribution), except that a participant may, with the prior consent of the HRCC, transfer without consideration, awards other than incentive stock options to certain family members, to a trust for the exclusive benefit of such family members, or to a partnership or limited liability company, the partners or members of which are exclusively such family members.

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

In addition, the Tronox Limited Equity Plan provides that it will be a condition of every award that no participant shall offer any shares that are delivered to him or her pursuant to the award for sale within 12 months of the date of issue of the shares, unless the offer does not need a “disclosure document” under the Australian Corporations Act or the offer is not received in Australia (or the award provides otherwise).

Requirements of Law

The Tronox Limited Equity Plan provides that the granting of awards and the delivery of shares under the plan is subject to all applicable laws. Nothing in the Tronox Limited Equity Plan will require us or any other person to do any act or thing, or refrain from doing any act or thing, if to do or not do the act or thing (as the case may be) would contravene the Australian Corporations Act or other applicable law. Accordingly, if a participant would be entitled to receive a payment or other benefit under the Tronox Limited Equity Plan, or an award in connection with the participant’s termination of service, and payment of such amount or the giving of such benefit would result in us contravening the Australian Corporations Act, the participant will be entitled to receive only the maximum amount that may lawfully be paid, or the benefit to the extent that it may lawfully be given, in connection with the participant’s termination of service. As mentioned elsewhere in this proxy statement, the giving of certain termination benefits was approved in 2012. These approved termination benefits include termination benefits that may be provided under the Tronox Limited Equity Plan. The approval will continue to be effective for such termination benefits (whether or not the Tronox Limited Equity Plan, as amended, is approved at the Annual Meeting).

Federal Income Tax Consequences

The following discussion covers the material federal income tax consequences, based on the current provisions of the Code, and applicable regulations issued thereunder, with respect to awards that may be granted under the Tronox Limited Equity Plan. It is a brief summary only. The discussion is limited to federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual’s participation in the Tronox Limited Equity Plan. Changes to these laws could alter the federal income tax consequences described below.

Share Options. The grant of a share option will have no tax consequences to the grantee or to us at the time of the grant. Upon the exercise of a non-qualified share option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount. If a grantee exercises an incentive stock option during employment or within three months after his or her employment ends, other than as a result of death (12 months in the case of disability), the grantee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes and we will not be entitled to a tax deduction (although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified share option). With respect to both non-qualified share options and incentive stock options, special rules apply if a grantee uses shares already held by the grantee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the grantee.

Share Appreciation Rights. The grant of a SAR will have no tax consequences to the grantee or to us at the time of grant. Upon the exercise of a SAR, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.

Restricted Share, Restricted Share Units and Other Equity Awards. In general, the grant of restricted shares, restricted share units, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to us. When the award is settled (or, in the case of restricted shares, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount, subject to the application of Section 162(m). A grantee will recognize income upon the receipt of restricted shares if he or she elects under Section 83(b) of the Code, within 30 days of receipt, to recognize

PROPOSAL 4—APPROVAL OF THE TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED

ordinary income equal to the fair market value of the restricted shares at the time of receipt, less any amount paid for the shares. We will generally be entitled to a tax deduction in the same amount. If such election is made, the grantee will not be allowed a deduction for amounts subsequently required to be returned to us.

Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted shares) plus any amount paid for the shares. When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to Covered Employees to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” that satisfies the requirements of Section 162(m) is not subject to this deduction limit. The Tronox Limited Equity Plan permits the grant of awards that are intended to qualify as performance-based compensation (such as restricted shares and restricted share units that are conditioned on achievement of one or more performance goals, and share options and SARs) and of awards that do not so qualify (such as restricted shares and restricted share units that are not conditioned on achievement of performance goals). If the Tronox Limited Equity Plan, as amended is approved by the shareholders and awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m), it is anticipated that they will be fully deductible by us.

New Plan Benefits

No grants have been made with respect to the additional Class A Shares subject to the Tronox Limited Equity Plan, as amended. The aggregate number of Class A Shares that may be granted to eligible officers, employees, directors and consultants is indeterminable at this time.

Vote Required for Approval of the TRONOX LIMITED EQUITY PLAN, as amended

The affirmative vote of the holders of a majority of the votes cast will be required for approval of the Tronox Limited Equity Plan, as amended, meaning the votes cast “for” must exceed the votes cast “against.” In addition, because we are a NYSE listed company, the total votes cast on this proposal must represent greater than 50% of the outstanding votes. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast, but count as outstanding votes. Thus the total sum of the vote “for” plus votes “against”, plus abstentions, hereinafter referred to as the “NYSE votes cast” must be greater than 50% of the total outstanding votes. Further, the number of votes “for” the proposal must be greater than 50% of the NYSE votes cast. Thus, abstentions have the same effect as a vote against the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE votes cast represent over 50% of the outstanding votes.

Our Board of Directors recommends a vote FOR the above amendment to the Tronox Limited Equity Plan.

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

The Proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.

AUDITORS

Representatives of PwC, independent registered public accountants for the Company for fiscal 2015, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2017 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the Company’s 2017 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our Secretary at the address provided below no later than the close of business (5:00 p.m., U.S. Eastern Daylight Time) on December 9, 2016.

Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2017 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. As required under the Constitution, to be timely for the 2017 Annual Meeting, a shareholder’s notice of a director nomination must be delivered to our Secretary at the address provided below not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2016 Annual Meeting. As a result, any nomination given by a shareholder pursuant these provisions of our Constitution (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m. U.S. Eastern Standard Time) on January 25, 2017, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on February 24, 2017, unless our 2017 Annual Meeting date occurs more than 30 days before or 70 days after May 25, 2017. In that case, notice of the nomination must be received by our Secretary not earlier than close of business on the 120th day before the 2017 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2017 Annual Meeting, or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and the Constitution, which is available to shareholders free of charge upon request to our Secretary at the address provided below. The Constitution is also available on our website at www.tronox.com.

Under the Australian Corporations Act, (i) shareholders of Tronox holding at least 5% of the votes that may be cast on the resolution, or (ii) at least 100 shareholders entitled to vote at a general meeting may give notice to Tronox proposing a resolution for consideration at the next general meeting that occurs more than two months after the notice is given. Under Australian law, the Board of Directors can refuse to place a resolution on the agenda at a meeting in certain circumstances, for example if the matter is not a matter for proper shareholder action because it concerns a matter exclusively vested in the Board of Directors.

Notice of intention to submit a nomination or other proposal at the 2017 Annual Meeting and any request for a copy of the Constitution must be addressed to the Company Secretary at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

ADDITIONAL INFORMATION

OTHER MATTERS

If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

Under the Australian Corporations Act, a person appointed as a proxy must not vote, on the basis of that appointment, on a resolution connected directly or indirectly with the remuneration of a member of the key management personnel for the company if, (i) the person is either a member of the key management personnel or a closely related party of a member of the key management personnel; and (ii) the appointment does not specify the way to vote on the resolution. For this purpose, “key management personnel” are those persons having authority and responsibility for planning, directing and controlling the activities of the entity, directly and indirectly, including any director (whether executive or otherwise) of the company. A “closely related party” of a member of the key management personnel is: a spouse or child of the member; a child of the member’s spouse; a dependent of the member of the member’s spouse; anyone else who is in the member’s family who may be expected to influence the member or be influenced by the member in the member’s dealings with the company; and a company the member controls.

This voting exclusion applies to Proposals 3 and 4. As such, members of the key management personnel (and their closely related parties) will not be able to vote your proxy on Proposals 3 and 4, unless you direct them how to vote. If you intend to appoint a member of the key management personnel as your proxy, please ensure that you direct them how to vote on Proposals 3 and 4, by marking the voting boxes on the proxy card for those proposals. This prohibition does not apply to the chairman of the meeting, where the proxy appointment expressly authorizes the chairman of the meeting to exercise an undirected proxy.

HOUSEHOLDING AND COMBINING ACCOUNTS

Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this proxy statement per account, even if at the same address.

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or P.O. Box 305, Kwinana, Western Australia, Australia, 6966 or fax a request to +1 (203) 705-3703 (USA), or +61 (0) 8 9 365-1390 (Australia). You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND MORE INFORMATION

Our public internet site is http://www.tronox.com. We make available free of charge, on or through the investor relations section of our internet site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, Human Resources and Compensation Committee and Corporate Governance Committee. Copies of these charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website in the “Corporate Governance” section. Copies of these documents may be requested in print, at no cost, by telephone at +1 (203) 705-3800 or by mail at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA, Attention: Investor Relations. The information included on the website is not incorporated by reference into this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Richard L. Muglia
Senior Vice President,
General Counsel and Secretary

April 8, 2016

EXHIBIT A

TRONOX LIMITED
(A.C.N. 153 348 111)
MANAGEMENT EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

1.1 Purpose of the Plan. The Plan shall be known as the Tronox Limited Management Equity Incentive Plan (the “Plan”). The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Members of the Board, and Independent Contractors of Tronox Limited (the “Company”) and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.

1.2 Effective Date. The Plan shall be effective on the date that the Plan is approved by a resolution passed at a general meeting of the Company (the “Effective Date”).

ARTICLE II
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“Affiliate” means (i) any person or entity that directly or indirectly controls or is controlled by the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cause” means with respect to a Participant’s Termination from and after the date hereof, the following (unless the applicable Award Agreement states otherwise): (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the determination (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) the Participant’s material breach of any written agreement between the Company or any Affiliate and such Participant or the commission by a Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by a Participant of an illegal act, or fraud which could cause demonstrable economic injury to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

“Change in Control” means the occurrence, after the Effective Date, of any one or more of the following events; provided that, with respect to any Award that is subject to Section 409A of the Code, an event shall not be treated as a Change in Control hereunder unless such event also constitutes a “change in control event” within the meaning of Section 409A of the Code:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, or by the shareholders of the Company in substantially the same proportions as their ownership of common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve (12)-month period, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(c) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial appointment occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of such number of directors as required by the Company’s Constitution, each of whom were either directors at the beginning of the one year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(d) a merger, consolidation, scheme of arrangement, share issue or other similar transaction of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger, consolidation, scheme of arrangement, share issue or other similar transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (including any successor to the Company or the ultimate parent company of the Company); provided, however, that a merger, consolidation, scheme of arrangement, share issue or other similar transaction effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (b) and (c)) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(e) the consummation of a sale or disposition of assets of the Company and/or its direct and indirect subsidiaries having a value constituting at least forty percent (40%) of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

“Code” means the Internal Revenue Code of 1986 (US), as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means at least one committee, as described in Article III, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein; provided that if no such committee exists, the “Committee” means the Board.

“Corporations Act” means the Corporations Act 2001 (Commonwealth of Australia) and regulations made thereunder (subject to any applicable declaration, modification or exemption made or granted by the Australian Securities & Investment Commission under such Act), as amended from time to time. Reference to a specific section of the Act or a regulation made under the Act shall include any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Disability” means with respect to a Participant’s Termination from and after the date hereof, the following (unless the applicable Award Agreement states otherwise): (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), termination due to: (i) a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement; provided that with respect to Incentive Stock Options “disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code and; provided further, that for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein: (a) any Member of the Board, officer or Employee of the Company or a Subsidiary or Affiliate of the Company, (b) any individual to whom the Company, or a Subsidiary of the Company, has extended a formal offer of employment, so long as the grant of any Award shall not become effective until the individual commences employment or (c) any Independent Contractor or advisor of the Company or a Subsidiary or Affiliate.

“Employee” means an employee of the Company or a Subsidiary or Affiliate. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company or a Subsidiary or Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934 (US), as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there was no reported transaction for such date, the opening transaction price as reported by the exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the value as determined by the Board, in its sole discretion, on a good faith basis, taking into account the requirements of Section 409A of the Code.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means an independent contractor or consultant of the Company or a Subsidiary. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence his or her duties by a date established by the Committee.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or Affiliate.

“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

“Non-Qualified Share Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article VI.

“Other Share-Based Award” means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares including, without limitation, an Award valued by reference to an Affiliate.

“Participant” means an Employee, Independent Contractor, or Member of the Board with respect to whom an Award has been granted and remains outstanding.

“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Awards are subject to forfeiture and/or restrictions on transferability.

“Restricted Share” means a Share Award granted pursuant to Article VII under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Restricted Share Unit” or “RSU” means a Share Award granted pursuant to Article VII subject to a period or periods of time after which the Participant will receive Shares (which may be settled in cash at the Company’s discretion) if the conditions contained in such Share Award have been met.

“Securities Act” means the Securities Act of 1933 (US), as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Share” means the Company’s Class A ordinary shares, or any security issued by the Company or any successor in exchange or in substitution therefore.

“Share Appreciation Right” or “SAR” means an Award granted pursuant to Article VIII, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.

“Share Award” means an Award of Restricted Shares or an RSU pursuant to Article VII.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Ten Percent Holder” means an Employee (together with persons whose Share ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns shares representing more than ten percent of the voting power of all classes of securities of the Company.

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and that are settled or distributed upon a “Termination,” the foregoing definition shall only apply to the extent the applicable event would also constitute a “separation from service” under Code Section 409A.

“Termination of Consultancy” means: (a) that the Independent Contractor is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as an Independent Contractor ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, an Independent Contractor to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Independent Contractor becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Independent Contractor is no longer an Independent Contractor, an Eligible Employee or a Non-Employee Director.

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes an independent director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or an independent director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to adverse consequences under Section 409A of the Code.

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning. A Share is “delivered” by the Company to a person if:

(a)	the Company issues the Share to the person (or a nominee of the person); or
(b)	the Company causes the Share to be transferred to the person (or a nominee of the person).

ARTICLE III
ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of three (3) or more Members of the Board (as appointed by the Board) and may consist of the entire Board. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretions necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the full and final authority in its discretion to (a) determine which Eligible Individuals shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements (and any other instrument relating to the Plan), (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by Eligible Individuals, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any defect(s) or omission(s), or reconcile any inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any Award, (i) extend the period during which an Option or SAR may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be acts approved in writing by all of the members of the Committee or approved by resolution of the Committee. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Subject to applicable law, each member of the Committee is entitled to rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Delegation by the Committee.

3.3.1 The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by applicable law.

3.3.2 The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and, subject to applicable law, may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

3.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board and any person designated pursuant to Section 3.3.1, shall to the maximum extent permitted by applicable law and the Constitution of the Company be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be available to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon the person otherwise to be indemnified under this Section 3.4 determines that the acts or omissions or determinations of such person giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. This section 3.4 does not create any right of indemnification or exclude any liability to the extent such indemnification or exclusion is prohibited by law or by the Company’s Constitution. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Constitution (or other organizational document) of the Company or a Subsidiary or Affiliate, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

3.5 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the maximum number of Shares which may be the subject of Awards (inclusive of unissued Shares to which outstanding Incentive Stock Options relate) granted under the Plan shall be 2,556,245 Shares in total (the “Share Reserve”). Shares required to be delivered under the Plan may be newly issued Shares or previously issued Shares which the Company has caused to be acquired by or for the benefit of Participants (as the Committee decides from time to time). To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available to be issued or transferred for grants of Awards under this Section 4.1. The maximum number of Shares to which Incentive Stock Options relate shall be equal to the Share Reserve.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are delivered to a Participant by the Company in connection with the exercise of a tandem SAR) or other Award have ceased to be deliverable to a Participant by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or as consideration for the exercise or purchase price of an Award or (iii) the settlement of all or a portion of such Award in cash, then such Shares which have ceased to be deliverable by the Company shall not be counted toward the Share Reserve and shall again be available under this Plan. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant (based on the difference between the Fair Market Value of the Shares subject to such SAR on the date such SAR is exercised and the Base Price) shall be counted towards the Share Reserve.

4.3 Changes in Capital Structure. Unless otherwise provided in the Award Agreement, in the event that any special dividend or other special distribution (whether in the form of cash, Shares, other securities, or other property), Share bonus issue, recapitalization, subdivision, consolidation, reorganization, merger, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares (including, without limitation, a transaction under which a person (either alone or together with associates) acquires control of the Company), subject to applicable law the Board or the Committee shall make any adjustments in such manner as it, in good faith, deems equitable or appropriate, in (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under this Article IV), (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (based on the spread).

4.3.1 If the Company enters into or is involved in any Corporate Event, subject to applicable law, the Board or the Committee shall, prior to such Corporate Event and upon such Corporate Event, take such action as it, in good faith, deems to be equitable or appropriate, which may (but need not) include replacing Awards with substitute awards in respect of the Shares, cash, other securities or other property of the surviving corporation, acquirer, ultimate parent company of the Company or any affiliate of the foregoing on such terms and conditions, as to the number of Shares, pricing and otherwise, to substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if a Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Change in Control and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the

Committee, in its sole discretion, determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the Fair Market Value of the underlying Shares shall be zero.

4.3.2 Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

4.3.3 Nothing in this Section 4.3 requires the Board or the Committee to do or procure anything which is not within its power or control to do or procure or which would involve the Board or Committee (or any member thereof) breaching a duty owed to the Company.

4.4 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, any Shares which are delivered under this Plan, must not be delivered for consideration that is less than as permitted under applicable law.

ARTICLE V

GENERAL REQUIREMENTS FOR AWARDS

5.1 Awards Under the Plan. Awards under the Plan may be in the form of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above. No fractional Shares shall be issued under the Plan nor shall any right be exercised under the Plan with respect to a fractional Share. If (but for this Section) a Participant would become entitled to be delivered a number of Shares that is not a whole number, the number of Shares to which the Participant is entitled to be delivered shall not include the fraction.

5.2 General Eligibility. All Eligible Individuals are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Employees of the Company, its Subsidiaries and its parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.4 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s determination under the Plan (including, without limitation, determination of the eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Award Agreements and the establishment of Performance Goals) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive Awards under the Plan, whether or not such eligible Employees are similarly situated.

5.5 Conditions and Restrictions on Shares. Each Participant to whom an Award is made under the Plan shall (i) enter into an Award Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee and (ii) to the extent the Award is made at a time prior to the date Shares are listed for trading on an established securities exchange, enter into a “Stockholder’s Agreement” that is substantially similar in all material respect to any stockholder’s agreement entered into by any other employee of the Company or its Subsidiaries in connection with the Award of any equity-based compensation. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act or the Corporations Act. Finally, no Shares shall be delivered under the Plan, unless the delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder and the person to whom they are to be delivered has agreed to become a member of the Company and be bound by its Constitution.

5.6 Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may in its sole discretion cancel such Award, in whole or in part, if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. In the case of an Award of Restricted Shares that is cancelled pursuant to this Section 5.6, the Committee may determine that the Restricted Shares are forfeited, in which case the provisions of Section 7.4 shall apply in respect of such forfeited Shares.

5.7 Restrictions on Transfer. It shall be a condition of every Award that no Participant shall offer (or permit or cause to be offered) any Shares that are delivered to him or her pursuant to the Award for sale within 12 months of their issue, unless the Award Agreement provides otherwise or the offer does not need a “disclosure document” under the Corporations Act or the offer is not received in Australia.

ARTICLE VI
SHARE OPTIONS

6.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Share Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the Effective Date or (ii) the date this Plan is approved by the Company’s shareholders.

6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Share Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Share Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

6.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee at the time of grant, provided; however; that the Exercise Price of an Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Holder, 110%) of the Fair Market Value of a Share on the Grant Date.

6.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth (10th) anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth (5th) anniversary of its Grant Date.

6.5 Exercisability of Options. Subject to Section 6.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

6.6 Method of Exercise. Options shall be exercised in whole or in part by the Participant’s delivery of a written notice of exercise to the General Counsel or Secretary of the Company (or his or her designee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent and no Shares resulting from the exercise of an Option shall be issued until full payment therefore has been made. The Committee, in its sole discretion, also may permit exercise by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan (including, without limitation, a cashless exercise whereby the Company does not deliver that number of Shares with a Fair Market Value equal to the aggregate exercise price of the Options being exercised). As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (or the equivalent if such Shares are held in book entry form) for such Shares with respect to which the Option is exercised.

6.7 Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws or the Corporations Act, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6.8 Cashing Out of Option. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash equal to the excess of the Fair Market Value of the Shares over the Exercise Price times the number of Shares for which the Option is being exercised on the effective date of such cash-out. Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the Exercise Price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.3), unless such action is approved by the stockholders of the Company.

6.9 Certain Powers. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement and to the extent permitted by applicable law, the Committee may, at its sole and absolute discretion, (i) lower the Exercise Price of an Option after it is granted, or take any other action with the effect of lowering the Exercise Price of an Option after it is granted or (ii) permit Participants to cancel an Option in exchange for another Award.

6.10 Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Share Option and shall be valid as such according to its terms.

ARTICLE VII
SHARE AWARDS

7.1 Grant of Share Awards. Subject to the provisions of the Plan, Share Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. Share Awards may be issued either alone or in addition to other Awards granted under the Plan.

7.2 Share Award Agreement. Each Share Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Share Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine including, without limitation, that an RSU Award may be settled in cash or a combination of cash and Shares.

7.3 Acceptance. Awards of Restricted Shares must be accepted within a period of thirty (30) days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Share Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

7.4 Transferability/Share Certificates/Forfeiture.

7.4.1 Restricted Shares may not be sold, Transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction. During the Period of Restriction, a Restricted Share Award may bear a legend as described in Section 7.5.2. Unless the Committee determines otherwise, Restricted Shares shall be delivered to and held by the relevant Participant for the applicable Period of Restriction and such Participant shall be and remain the beneficial owner of each such Restricted Share.

7.4.2 The Committee may impose such requirements and implement such arrangements as it considers necessary or desirable for the purpose of securing compliance by the Participant with the terms of an Award of Restricted Shares and the Plan (including this Section 7.4). Such requirements and arrangements may include, without limitation, a requirement that the Participant deliver to the Company (or its nominee) any Share certificate relating to the Restricted Shares and a blank transfer of the Restricted Shares duly executed by the Participant (as transferor).

7.4.3 In the event that an Award of Restricted Shares is forfeited in whole or part, the Company shall be entitled, at its election at any time thereafter, to do any of the following:

(a) to require the Participant to transfer the forfeited Shares to any person nominated by the Company including, without limitation:

(i) an Eligible Individual for or in connection with an Award made to such Eligible Individual; or

(ii) a broker instructed to sell the Shares on a securities exchange at the then prevailing market price for Shares (or any other price acceptable to the Committee);

(b) to require the Participant to sell the forfeited Shares (or cause them to be sold):

(i) to any person nominated by the Company at such price and on such terms and subject to such conditions as the Committee decides; or

(ii) on any securities exchange at the then prevailing market price for Shares (or any other price acceptable to the Committee);

(c) (subject to applicable law) to buy-back the forfeited Shares from the Participant for a total purchase price of $1.00 (that is, $1.00 for all the forfeited Shares of the Participant irrespective of the number of Shares that are bought back from the Participant).

7.4.4 The Participant must do any act that Company may reasonably require to give effect to an election made by the Company under Section 7.4.3. Without limiting the generality of the foregoing, the acts may include sign or give any direction, instruction, share transfer or other document to any person.

7.4.5 Where the Company requires the Participant to transfer the Shares or to sell the Shares (or cause them to be sold) under paragraph (a) or paragraph (b) of Section 7.4.3, the Participant shall be obliged to pay to the Company an amount equal to the consideration (if any) received upon such transfer or sale (or, in the case of non-cash consideration, the value of such consideration as reasonably determined by the Company) immediately upon receipt of the consideration. Without limiting Section 7.4.4, the Company may require the Participant to direct that the transferee or purchaser pay or deliver any consideration to which the Participant is entitled under the transfer or sale to the Company (or as the Company directs). If any consideration is received by the Company (in any capacity) upon a transfer or sale of forfeited Shares of a Participant, the Company shall be entitled to retain that consideration for its own benefit and shall not be required to account to the Participant for it.

7.4.6 The Company is authorized under the Plan by each Participant to do, and to appoint any person who is a director, secretary, general counsel or employee of the Company to do, for and on behalf of and in the name of any Participant to whom an Award of Restricted Shares is made, any act which the Committee considers that the Participant is required to do under the Plan (including, without limitation, under Section 7.4.3 or Section 7.4.4) or the terms of an Award of Restricted Shares. Without limiting the generality of the foregoing, the acts may include sign or give any direction, instruction, share transfer or other document to any person for and on behalf of and in the name of the Participant. A Participant may not revoke this authority.

7.5 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Shares as it may deem advisable or appropriate.

7.5.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, the Corporations Act, or any other basis determined by the Committee in its discretion.

7.5.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Shares during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Restricted Shares shall bear the following legend: “The sale or other transfer of the shares of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tronox Limited Management Equity Incentive Plan (the “Plan”), and in a Restricted Share Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Share Award Agreement may be obtained from the General Counsel or Secretary of Tronox Limited.”

7.5.3 Removal of Restrictions. Upon the termination or expiry of the Period of Restriction applicable to Restricted Shares, subject to the Company’s right to require payment of any taxes, the Shares shall cease to be liable to be forfeited by the Participant and the restrictions in Section 7.4 shall cease to apply (“Released Shares”). Upon delivery to the Company of any Share certificate relating to Released Shares bearing a legend as referred to in Section 7.5.2, the Company shall cancel such certificate and deliver to the Participant a new certificate for the Released Shares that does not bear such a legend (unless no such certificate is required to be delivered under applicable law).

7.5.4 Voting Rights. During the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights attaching to the Shares, unless otherwise provided in the Award Agreement. However, if an award of Restricted Shares is forfeited, the Participant must not cast a vote attaching to any of the forfeited Shares (or appoint a proxy or attorney to do so).

7.5.5 Dividends and Other Distributions. Unless otherwise provided in the Award Agreement:

(a) a Participant shall be entitled to receive all dividends and other distributions paid on Restricted Shares held by him or her provided, that (unless the Committee determines otherwise) any such dividends or other distributions will be subject to the same vesting requirements as the underlying Share Awards and shall be paid at the time the Share Award becomes vested. If Restricted Shares are forfeited, the Participant must immediately pay to the Company an amount equal to the sum of all dividends and other distributions received by the Participant, or which the Participant is entitled to receive, on the Restricted Shares (unless the Committee decides otherwise). In the case of a distribution paid other than in cash, the relevant amount shall be the value of the property distributed as at the date of the distribution, as determined by the Committee;

(b) in the case of an Share Award of RSUs, if and when the RSUs vest and cease to be liable to be forfeited, the Company shall make a Dividend Equivalent Payment to the Participant. For this purpose, a “Dividend Equivalent Payment” is an amount equal to the amount of cash dividends and other distributions that would have been paid to the Participant during the period commencing on the date of grant of the Share Award and ending on the date that is one business day before the date on which Participant is delivered the Shares pursuant to the RSU Award or the RSU Award is settled in cash (as the case may be) as if, for each RSU that has vested, a Share had been delivered to the Participant on the date of grant instead of an RSU.

7.5.6 Consolidations/Subdivisions/Bonus Issues. For the avoidance of doubt, subject to the Committee determining otherwise pursuant to Section 4.3 and to the terms of any Award Agreement, if there is a consolidation of Shares or a subdivision of Shares, or a pro rata bonus issue of Shares or other securities by the Company, the Restricted Shares of each Participant shall as from the effective date of such consolidation, subdivision or bonus issue be:

(a) in the case of a consolidation or subdivision, the smaller or greater number of Shares (as the case may be) resulting from the consolidation or subdivision of the Restricted Shares of the Participant held immediately before the effective date of the consolidation or subdivision; and

(b) in the case of a pro rata bonus issue, the Shares comprising the Restricted Shares of the Participant and the bonus Shares or other securities issued to the Participant in relation to the Restricted Shares of the Participant held immediately before the record date for the pro rata bonus issue.

ARTICLE VIII
SHARE APPRECIATION RIGHTS

8.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2 Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option. The Base Price with respect to Shares subject to a non-tandem SAR shall be determined by the Committee at the time of grant, provided that the Base Price of a non-tandem SAR shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

8.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.4 Expiration Dates. Each SAR shall terminate no later than the tenth (10th) anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

8.5 Exercisability.

8.5.1 Method of Exercise. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the General Counsel or Secretary of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request.

8.5.2 Tandem SARs. Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VI. The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised.

8.5.3 Discretionary Limitations. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding the foregoing, an outstanding SAR may not be modified to reduce the Base Price thereof nor may a new SAR at a lower price be substituted for a surrendered SAR (other than adjustments or substitutions in accordance with Section 4.3), unless such action is approved by the stockholders of the Company.

8.6 Payment. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.

8.7 Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in newly issued Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE IX
PERFORMANCE AWARDS

9.1 General. The Committee may grant a Performance Award to a Participant, payable in any form described in Section 5.1, upon the attainment of specific Performance Goals. If the Performance Award is payable in

Restricted Shares, with the provisions of Article VII shall apply in respect of the Restricted Shares. If the Performance Award is payable in cash, it may be paid upon attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares) to be held in accordance with Article VII, as determined by the Committee, in its sole and absolute discretion. If it is a condition of the Performance Award payable in Restricted Shares that the Restricted Shares shall be forfeited if a Performance Goal is not attained, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of forfeited dividends and other distributions. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Performance Awards granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement.

9.2 Performance Goals. Subject to applicable law, the Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share (basic and diluted), (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow (including, without limitation, operating cash flow, free cash flow, discounted cash flow, return on investment and cash flow in excess of cost of capital), (j) earnings before interest, taxes, depreciation and amortization, (k) earnings before interest and taxes, (l) sales, (m) total stockholder return relative to assets, (n) total stockholder return relative to peers, (o) financial returns (including, without limitation, return on assets, return on net assets, return on equity and return on investment), (p) cost reduction targets, (q) customer satisfaction, (r) customer growth, (s) employee satisfaction, (t) gross margin, (u) revenue growth, (v) market share, (w) book value per share, (x) expenses and expense ratio management, (y) system-wide sales or system-wide sales growth, (z) traffic or customer counts, (aa) new product sales, (bb) any combination of the foregoing or (cc) such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Multiple Performance Goals may be established and may have the same or different weighting.

9.3 Additional Criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

9.4 Adjustment to Performance Goals. At any time prior to payment of an Award, the Committee may adjust previously established Performance Goals and other terms and conditions of the Award to reflect major unforeseen events, including, without limitation, changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items.

9.5 Value, Form and Payment of Performance Award. The Committee will establish the value or range of value of the Performance Award, the form in which the Award will be paid, and the date(s) and timing of payment of the Award. The Participant will be entitled to receive the Performance Award only upon the attainment of the Performance Goals and such other criteria as may be prescribed by the Committee during the Performance Period.

ARTICLE X
OTHER SHARE-BASED AWARDS

10.1 Grant. Subject to the provisions of the Plan, the Committee may grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including, but not limited to, Shares issued to a Participant purely as a bonus and not subject to any restrictions or conditions, Shares issued to a Participant in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, performance units, dividend equivalent units, Share equivalent units, and deferred Share units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Individuals to defer all or a portion of their cash compensation in the form of Other Share-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

10.2 Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Shares subject to Awards made under this Article X may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

10.3 Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Article X shall be entitled to receive all dividends and other distributions paid with respect to such Award; provided, that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Award and shall be paid at the time the Award becomes vested. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Award with respect to which they were paid and, if such Shares are forfeited under the Award, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).

10.4 Vesting. Any Award under this Article X and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion. Unless expressly provided otherwise in an Award Agreement, in the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award. Where any Shares covered by an Award under this Article X are forfeited by a Participant, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).

10.5 Price. Subject to applicable law, (a) Shares issued on a bonus basis under this Article X may be issued for no cash consideration; and (b) Shares purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.6 Payment. The form of payment for the Other Share-Based Award shall be specified in the Award Agreement.

ARTICLE XI
PARTICIPANT TERMINATION

11.1 Rules Applicable to Options and SARs. Unless otherwise determined by the Committee or as set forth in the applicable Award Agreement:

11.1.1 Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or SARs.

11.1.2 Termination Without Cause. If a Participant’s Termination is by the Company without Cause, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or SARs.

11.1.3 Termination by the Participant. If a Participant terminates his or her service with the Company for any reason, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Options or SARs.

11.1.4 Termination for Cause. If a Participant’s Termination is for Cause all Options or SARs, whether vested or unvested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

11.1.5 Unvested Options and SARs. Except as set forth in the applicable Award Agreement, Options or SARs that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

11.2 Rules Applicable to Share Awards, Performance Awards and Other Share-Based Awards. Unless otherwise determined by the Committee in the applicable Award Agreement, upon a Participant’s Termination for any reason: (i) during the relevant Period of Restriction, all Share Awards still subject to restriction shall be forfeited; and (ii) any unvested Performance Award or Other Share-Based Awards shall be forfeited. If a Participant forfeits Shares held by him or her, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).

11.3 Statutory limitations. Without limiting the generality of Section 14.11, if (but for this Section, the Participant (or legal personal representative or other person) would be entitled to receive a payment or other benefit under this Plan or an Award Agreement in connection with the Participant’s termination of service and payment of such amount or the giving of such benefit would result in the Company, a Subsidiary or other person contravening section 200B of the Corporations Act, then despite any other provision in this Plan or the applicable Award Agreement, the Participant shall be entitled to receive only the maximum amount that may lawfully be paid to the Participant, or the benefit to the extent that it may be lawfully given, in connection with the Participant’s termination of service.

ARTICLE XII
CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, but is not required to, cause all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) to lapse, and all deferral or vesting periods relating to Awards to immediately expire. In addition, the Board can unilaterally implement and/or negotiate a procedure with any party to the Change in Control pursuant to which all Participants’ unexercised Options may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price. For the sake of clarity, an Award Agreement may provide for the treatment of Awards upon a Change in Control, which shall be given effect in accordance with its terms.

ARTICLE XIII
AMENDMENT, TERMINATION AND DURATION

13.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, the Corporations Act and the rules of the applicable securities exchange; provided, however, unless prohibited by applicable law, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.

13.2 Duration of the Plan. The Plan shall, subject to Section 13.1, terminate ten (10) years after the date that the Plan is approved by a resolution passed at a general meeting of the Company, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XIV
MISCELLANEOUS

14.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

14.2 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

14.4 Beneficiary Designations. Subject to the restrictions in Section 14.5 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation or such designation being effective under applicable law, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

14.5 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement or as prohibited by applicable law, a Participant may (with the prior approval of the Committee) transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

14.6 No Rights as Shareholder. Except to the limited extent provided in Sections 7.5.4 and 7.5.5 or as otherwise provided under applicable law, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until the Shares that are the subject of the Award have actually been delivered to the Participant and certificates representing such Shares, if any, or in the event the Shares are non-certificate, such other method of recording beneficial ownership, shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

14.7 Withholding. Subject to the terms of the applicable Award Agreement or any other agreement addressing the withholding obligations of the Company or the Participant in connection with the issuance or settlement of an Award granted hereunder, as a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, if permitted by the Committee, authorizing withholding from payroll, reducing the number of Shares otherwise deliverable, delivering Shares already owned and any other amounts payable to the Participant), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation (except as required under applicable law) to deliver Shares to the Participant or to issue a certificate or book-entry transfer for such Shares. Unless otherwise provided in an Award Agreement or other written agreement with a Participant, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) paying cash, (b) not delivering Shares to which the Participant would otherwise be entitled to be delivered, or (c) any combination of the foregoing.

14.8 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital Shares or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

14.9 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.10 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.11 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing under the Plan or an Award Agreement shall require the Company, a Subsidiary or any other person to do any act or thing or refrain from doing any act or thing if to do or not do that act or thing (as the case may be) would contravene the Corporations Act or other applicable law.

14.12 Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of New York and construed accordingly.

14.13 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of New York in New York County or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of New York in New York County, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s registered office, attention General Counsel and Secretary, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

14.14 Notices. Any notice which may be required or permitted under this Plan shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

14.14.1 If such notice is to the Company, to the attention of the General Counsel or Secretary of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

14.14.2 If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

14.15 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

14.16 Payments to Minors. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.17 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company.

14.18 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.19 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.

14.20 Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

AMENDMENT NO. 1
TO
TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN

WHEREAS, Tronox Limited (the “Company”) maintains the Tronox Limited Management Equity Incentive Plan (the “Plan”) which was approved by the shareholders of the Company on June 13, 2012; and

WHEREAS, the Company desires to amend the Plan, subject to the approval of the shareholders of the Company, to, among other things, increase the number of shares available for awards under the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective upon approval of the amendment by the shareholders of the Company, as follows:

1.   Section 4.1 of the Plan is hereby amended and restated to read in its entirety as follows:

“Number of Shares. Subject to adjustment as provided in Section 4.2, the maximum number of Shares which may be the subject of Awards (inclusive of unissued Shares to which outstanding Incentive Stock Options relate) granted under the Plan shall be 20,781,225 Shares in total (the “Share Reserve”). Shares required to be delivered under the Plan may be newly issued Shares or previously issued Shares which the Company has caused to be acquired by or for the benefit of Participants (as the Committee decides from time to time). To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available to be issued or transferred for grants of Awards under this Section 4.1. The maximum number of Shares to which Incentive Stock Options relate shall be equal to the Share Reserve. The maximum number of Shares subject to a Performance Award (which includes Options for this purpose) that may be granted to any one person in any one fiscal year is that number of Shares equal to $6,000,000 as determined on the grant date and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $7,500,000.

2.   All other terms and conditions of the Plan shall remain in full force and effect.

TRONOX LIMITED
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. Proxy cards may also be returned to 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA or P.O. Box 305, Kwinana, Western Australia 6966, Australia. All mailed votes must be received prior to 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016.

VOTE BY FAX
Mark, sign and date your proxy card and fax it up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016, to +61(0) 89365-1390 (Australia) or +1(203) 705-3703 (United States).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06039-P75629

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRONOX LIMITED

Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1. Election of Class A Directors (holders of Class A Shares Only)

01) Thomas Casey	04) Peter Johnston
02) Andrew P. Hines	05) Ilan Kaufthal
03) Wayne A. Hinman	06) Jeffry N. Quinn

For All	Withhold All	For All Except
▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line above.

	For	Against	Abstain
2. To ratify the appointment of the Tronox Limited independent registered public accounting firm, who will serve until that auditor resigns or is removed.	▢	▢	▢
3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers (the "Say-on-Pay").	▢	▢	▢
4. To approve the Tronox Limited Management Equity Incentive Plan, as amended.	▢	▢	▢

Important note for proposal 3:

If you appoint Thomas Casey and Richard Muglia and each of them as your proxy and you do not direct them how to vote as your proxy on proposal 3, you expressly authorize Thomas Casey and Richard Muglia and each of them to vote as your proxy even if the resolution is connected directly or indirectly with the remuneration of a member of the key management personnel of Tronox Limited.

	Yes	No
Please indicate if you plan to attend this meeting.	▢	▢

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

TRONOX LIMITED
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. Proxy cards may also be returned to 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA or P.O. Box 305, Kwinana, Western Australia 6966, Australia. All mailed votes must be received prior to 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016

VOTE BY FAX
Mark, sign and date your proxy card and fax it up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 24, 2016, to +61(0) 89365-1390 (Australia) or +1(203) 705-3703 (United States).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06041-P75629

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRONOX LIMITED

Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

	For All	Withhold All	For All Except
01) Daniel Blue 02) Wim de Klerk 03) Sipho Nkosi	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line above.

		For	Against	Abstain
2.	To ratify the appointment of the Company's independent registered public accounting firm, who will serve until that auditor resigns or is removed.	☐	☐	☐
3.	To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers (the "Say-on-Pay Vote").	☐	☐	☐
4.	To approve the Tronox Limited Management Equity Incentive Plan, as amended.	☐	☐	☐

Important note for proposal 3:

If you appoint Thomas Casey and Richard Muglia and each of them as your proxy and you do not direct them how to vote as your proxy on proposal 3, you expressly authorize Thomas Casey and Richard Muglia and each of them to vote as your proxy even if the resolution is connected directly or indirectly with the remuneration of a member of the key management personnel of Tronox Limited.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date